                                                                   EXHIBIT 10.21

                                      LEASE

                                     between

                   WILTON CAMPUS PROPERTIES, LLC, as Landlord

                                       and

                       GREENFIELD ONLINE, INC., as Tenant

                                  15 RIVER ROAD
                                   WILTON, CT

                                October 20, 1999

                                      LEASE

                                TABLE OF CONTENTS

ARTICLE 1.  GRANT.........................................................................................    1
ARTICLE 2.  TERM..........................................................................................    1
ARTICLE 3.  COMPLETION AND OCCUPANCY OF THE PREMISES......................................................    2
ARTICLE 4.  RENT AND SECURITY.............................................................................    3
ARTICLE 5.  ADDITIONAL RENT FOR ESCALATIONS IN REAL ESTATE TAXES..........................................    5
ARTICLE 6.  SERVICES AND UTILITIES........................................................................    9
ARTICLE 7.  CONDUCT OF BUSINESS BY TENANT.................................................................   10
ARTICLE 8.  ALTERATIONS, IMPROVEMENTS AND SIGNAGE.........................................................   12
ARTICLE 9.  INSURANCE.....................................................................................   13
ARTICLE 10. CASUALTY......................................................................................   15
ARTICLE 11. CONDEMNATION..................................................................................   16
ARTICLE 12. ASSIGNMENT AND SUBLETTING.....................................................................   17
ARTICLE 13. DEFAULTS AND REMEDIES.........................................................................   19
ARTICLE 14. NONDISTURBANCE AND RIGHTS OF MORTGAGE HOLDERS.................................................   22
ARTICLE 15. NOTICES.......................................................................................   23
ARTICLE 16. MISCELLANEOUS.................................................................................   23
ARTICLE 17. OPTION TO RENEW...............................................................................   25
ARTICLE 18. RIGHT TO CANCEL...............................................................................   25
ARTICLE 19. GROUND LEASE..................................................................................   26




                                LIST OF EXHIBITS

Exhibit A     Premises
Exhibit B     Site Description
Exhibit C     Base Building Improvements
Exhibit D     Rules and Regulations Attached to and Made a Part of this Lease
Exhibit E     Ground Lease

                                      LEASE

         This Lease is made and entered into as of this 20th day of October, 1999, by and between WILTON CAMPUS PROPERTIES, LLC, a Connecticut Limited Liability Company, with its principal place of business at 1300 Post Road East, Westport, Connecticut (the "LANDLORD") and GREENFIELD ONLINE, INC., a Connecticut Corporation with its principal place of business at 274 Riverside Avenue, Westport, Connecticut (the "TENANT").

                                 ARTICLE 1.GRANT

1.01 PREMISES. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant and Tenant accepts from Landlord, certain space shown on Exhibit A attached hereto and made a part hereof, containing approximately 30,500 rentable square feet of second floor offices (hereinafter referred to as the "PREMISES"), situated in a building to be constructed on the property located at 11-15 River Road, Wilton, Connecticut, (the "BUILDING"). The Premises, Building, the "COMMON AREAS" (defined below) and the land upon which the same are located, which is legally described in Exhibit B (the "SITE"), together with all other improvements thereon and thereunder are collectively referred to as the "PROJECT". The actual rentable square footage of the Premises will be determined by a measurement conducted by a third party architect selected by Landlord and Tenant using the Building Owners and Managers Association ("BOMA") standards and methodology. Such measurement shall be in connection with the Premises on the second floor of the Building only. Any adjustment to the 30,500 rentable square feet demised by this Lease, greater or lesser, shall be based on the assumption that the second floor rentable square footage is 29,732. The rentable square footage for the Premises (30,500) shall be increased or decreased based on the difference between 29,732 and the measurement undertaken pursuant to this Section. The results of such measurement shall be set forth in the recordable certificate of the Commencement Date executed by the parties pursuant to this Lease upon completion of construction.

         1.02 COMMON AREAS. Landlord hereby grants to Tenant during the term of this Lease, a license to use, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. The term "Common Areas" as used herein will include the first floor lobby as shown on Exhibit A-1 which shall be available only to the second floor tenants in the Building and for emergency ingress and egress in favor of the adjacent first floor tenant together with all areas and facilities outside the Premises that are provided and designated by Landlord for general use and convenience of Tenant and other tenants including, but not limited to the hallways, lobbies, stairways, elevators, pedestrian sidewalks, landscaped areas, loading areas, roadways, parking areas, rights of way, walking and jogging paths, if any.

         1.03 PARKING. Tenant shall be entitled to use the parking facilities at the Building in common with other tenants, but such right shall be limited to approximately four (4) non-exclusive tenant parking spaces for each 1,000 rentable square feet of Premises, rounded to the nearest whole digit. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right, at any time, to designate parking spaces in the Common Areas for the handicapped and visitors to the Building and all tenants. For the term of this Lease, Landlord agrees to reserve six (6) parking spaces in a reasonable location of which two (2) spaces shall be as close to the entrance of the Premises as possible, to be determined by Landlord.

                                 ARTICLE 2. TERM

         2.01 LEASE TERM.

            (a) The Premises are leased for a term to commence on the "Commencement Date" (as defined in Section 3.01(b)) and shall end on the date (the "EXPIRATION DATE") that is nine (9) "Lease Years" (defined below) after the Commencement Date unless sooner terminated as herein provided (including any option terms, the "TERM"). If Landlord gives and Tenant accepts possession prior to the Commencement Date, such occupancy shall be subject to all the terms and conditions of this Lease and rent and other charges shall be prorated to the date that Tenant takes possession of the Premises.

            (b) The first "LEASE YEAR" shall begin on the date hereof and shall end on the last day of the twelfth (12th) full calendar month following the Commencement Date. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year except that the final Lease Year shall end on the Expiration Date.

         2.02 HOLDOVER TENANCY. Tenant acknowledges that if it fails to deliver possession of the Premises to Landlord upon the expiration or sooner termination of this Lease, Landlord shall incur substantial economic loss. In the event that Tenant shall hold the Premises, or any part thereof, after the expiration of the Lease Term without the prior written consent of the Landlord, such holding shall constitute and be construed as a tenancy at will only and for the first six (6) months of such holding over carry a daily rental equal to 125% of the daily Annual Base Rent payable during the last month, and for all periods after said six (6) months a daily rental equal to 150% of the daily Annual Base Rent payable during the last month of the Lease Term, plus 100% of the daily rate of Additional Rent and other sums due under this Lease during the last month of the Lease Term. In addition to such increased rental payment and any other liabilities to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, both direct and consequential liabilities and damages of Landlord arising from claims made by any succeeding tenant arising due to such failure. Nothing contained herein shall be construed as Landlord's consent for Tenant's holdover.

               ARTICLE 3.COMPLETION AND OCCUPANCY OF THE PREMISES

DELIVERY OF THE PREMISES. (A)Landlord shall construct the base building improvements ("BASE BUILDING IMPROVEMENTS") described on Exhibit C attached hereto. Landlord shall complete the Base Building Improvements no later than August 15, 2000 .Landlord's obligation to deliver the Premises to Tenant with the Base Building Improvements substantially completed on or before August 15, 2000 shall be extended by the number of days of delay resulting from any "FORCE MAJEURE DELAY" as defined in Section 16.12 hereof. Landlord represents and warrants to Tenant (i) that as of the date of this Lease it has obtained all required permits and approvals from all relevant municipal, state and federal agencies and departments with jurisdiction over the Project, authorizing and permitting the Landlord to begin construction of the Base Building Improvements; and, (ii) that during the construction of the Base Building Improvements Landlord will comply with all terms and conditions of all permits and approvals issued in connection with the Project and the construction of the Base Building Improvements. For the purposes of this Section 3.01, the term "SUBSTANTIALLY COMPLETE" shall mean Landlord has sufficiently completed the Base Building Improvements in accordance with this Lease ( except minor punchlist items which Landlord shall thereafter promptly complete) so that Tenant can proceed to construct the Leasehold Improvements continuously and without interruption.

            (a) As soon as reasonably possible after the execution of this Lease, the parties and their respective architects shall work cooperatively and diligently to prepare and approve the space plan for the Premises which shows Tenant's leasehold improvements and installations (the "LEASEHOLD IMPROVEMENTS") and thereafter, architectural and construction plans and drawings prepared for the Leasehold Improvements (the "FINAL PLANS"). Tenant's architect, VanSummern Group Architects, will cooperate with Landlord's architect to arrive at mutually agreed upon space plans and building features. Tenant shall be responsible for the selection of a general contractor to complete the Leasehold Improvements, subject to the reasonable approval of Landlord. Landlord shall contribute an allowance ("LANDLORD'S ALLOWANCE") of not greater than $25 per rentable square feet to be fully applied toward the cost of Leasehold Improvements. Landlord shall pay the Landlord's Allowance to the Tenant as billed by Tenant commencing with the first expenditures for the Leasehold Improvements. Tenant shall provide Landlord with reasonable documentation as to expenditures.

            (b) Tenant shall substantially complete the Leasehold Improvements in accordance with the Final Plans and obtain the issuance of a final certificate of occupancy no later than November 15, 2000..However, this period to obtain a final certificate of occupancy shall be extended by twice the number of days past August 15, 2000 that the Landlord completes the Base Building Improvements and delivers the Base Building to the Tenant. The term of this Lease and the obligations of the parties hereto shall commence on a date which shall be the sooner of (a) the date Tenant commences operation of its business in all or any portion of the Premises; or (b) A date which is determined by counting past November 15, 2000 a number of days equal to twice the number of days from August 15, 2000 that the Landlord completes the Base building Improvements and delivers the Base Building to Tenant. For every day beyond September 1, 2000 that the Landlord fails to complete the Base Building Improvements the Landlord shall grant Tenant a rent credit equal to two days of the Daily Annual Base Rent for the first Lease Year, such credit to be used by the Tenant starting with the Commencement Date. In the event that the Landlord fails to complete the Base Building Improvements on or before September 1, 2000, and Tenant receives the rent credits provided for in this section, the Term of this Lease shall not be extended by the number of free rent days to which Tenant is entitled, but shall terminate on a date calculated according to the terms of this Lease under the assumption that the Landlord had completed the Base Building Improvements on September 1, 2000.

            (c) The term "Commencement Date" shall mean and refer to the date the later of November 15, 2000 or the extended date determined in accordance with Section 3.01(b) above, whichever is applicable.

         3.02 TENANT'S COMMUNICATIONS SYSTEMS. Tenant shall be responsible for the design, installation and construction of Tenant's data, telephone and video systems and wiring and payment of all cost and expense related thereto.

         3.03 CONFIRMATORY AMENDMENTS. When the Commencement Date and Expiration Date hereof have been determined in accordance with the provisions set forth in this Lease, the parties hereto shall execute a document, setting forth said dates and said document shall be deemed a supplement to and part of this Lease. The parties hereto agree to execute such confirmatory document not later than thirty (30) days following the Commencement Date.

                          ARTICLE 4.RENT AND SECURITY

         4.01 ANNUAL BASE RENT. Beginning with the Commencement Date and continuing throughout the Term, Tenant shall pay to or upon the order of Landlord an annual rental (the "ANNUAL BASE RENT") as set forth below which shall be payable in consecutive monthly installments on or before the first day of each calendar month in advance in the monthly amount set forth below, as adjusted by the measurement required by Section 1.01:

                                                             ANNUAL BASE RENT PER
PERIOD                               ANNUAL BASE RENT        RENTABLE SQUARE FOOT              MONTHLY BASE RENT
------                               ----------------        --------------------              -----------------
Lease Years 1-3                         $823,500.00                    $27.00                     $68,625.00
Lease Years 4-6                         $884,500.00                    $29.00                     $73,708.33
Lease Years 7-9                         $945,500.00                    $31.00                     $78,791.67

         All payments of rent shall be made without demand, deduction, counterclaim, set-off, discount or abatement in lawful money of the United States of America. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Annual Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.

         4.02 ADDITIONAL RENT. Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called "ADDITIONAL RENT"), including, without limitation, any sums due resulting from the provisions of Article 5 hereof. All such amounts and charges shall be payable to Landlord at the place where the Annual Base Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Annual Base Rent. The term "RENT" as used in this Lease shall mean the Annual Base Rent and the Additional Rent.

         4.03 PLACE OF PAYMENT. The Annual Base Rent and all other sums payable to Landlord under this Lease shall be paid to Landlord at P.O. Box 703, Westport, Connecticut 06881, or at such other place as Landlord shall designate in writing to Tenant from time to time.

         4.04 TERMS OF PAYMENT. Tenant shall pay to Landlord all Annual Base Rent as provided in Section 4.01 above and Tenant shall pay all Additional Rent payable under Articles 5 and 6 on the terms provided therein. Except as provided in this Article 4 and as may otherwise be expressly provided by the terms of this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord under this Lease for Tenant's account including, without limitation, expenditures made and obligations incurred in connection with the remedying by Landlord any of Tenant's defaults pursuant to the provisions of this Lease; (b) sums equal to all expenditures made and monetary obligations incurred by Landlord for reasonable counsel fees, in collecting or attempting to collect the Rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law; and (c) all other sums of money accruing from Tenant to Landlord under the provisions of this Lease.

         4.05 LATE CHARGES. If Tenant shall fail to pay any Annual Base Rent or Additional Rent within ten (10) days after the date same is due and payable, Tenant shall pay to Landlord (a) an administrative fee equal to five percent (5%) of the amount due to cover Landlord's additional administrative costs and cost of funds resulting from Tenant's failure, and (b) interest on the amount due from its due date until paid at the lesser of 12% per annum or the maximum legal rate that Landlord may charge Tenant; provided that, no such charges or interest shall be payable with respect to any delinquent payment if such payment is received by Landlord within five (5) days following written notice of such failure. Such charges shall be paid to Landlord together with such unpaid amounts. Such late payment charge shall not diminish or impair any other remedies available to Landlord.

         4.06 SECURITY DEPOSIT.

                  (a) For the faithful performance of all terms, covenants and conditions of this Lease, Tenant shall pay to and deposit with Landlord, a security deposit in the amount of Five Hundred Thousand Dollars and 00/100 ($500,000.00) as follows (the "SECURITY DEPOSIT"): the sum of Two Hundred Thousand Dollars and 00/100 ($200,000.00) payable upon the execution of this Lease; One Hundred Thousand Dollars and 00/100 ($100,000.00) payable on March 1, 2000 and, upon
                  Landlord's completion of the Base Building Improvements, an unconditional, clean, letter of credit (the "L-C") in the initial amount of Two Hundred Thousand Dollars ($200,000.00), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Fairfield County office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in a form and content reasonably acceptable to Landlord. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.

         (b) The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the "L-C Security Deposit"). If any portion of the L-C is drawn upon, Tenant shall, within five (5) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant's failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer and the assumption by the transferee of all of the Landlord's obligations under this Lease, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C.

         (c) Provided Tenant is not in default of any of the terms, provisions and/or conditions of this Lease, Landlord shall return a portion of the Security Deposit to Tenant as follows: One Hundred Thousand Dollars ($100,000.00) within sixty (60) days following the end of the first Lease Year and, One Hundred Thousand Dollars ($100,000.00) within sixty (60) days following the end of the second Lease Year.

         (d) Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the Events of Default described in Article 13 hereof, apply the Security Deposit (i) to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein, or (ii) to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such Event of Default. Should Landlord use any portion of the Security Deposit to cure any Event of Default by Tenant hereunder, Tenant shall forthwith replenish the Security Deposit to the original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

         (e) In the event of a sale or leasing of the Building, Landlord shall have the right to transfer the balance of the Security Deposit to the new owner or to tenant. Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look to the new landlord. If any mortgagee, including Landlord's Mortgagee (defined in Section 14.01(a) below) should succeed to Landlord's interests hereunder, such mortgagee should only be liable to Tenant for any security deposited by Tenant hereunder to the extent such security was actually transferred to such mortgagee.

         (f) If Tenant performs all of Tenant's obligations hereunder, Landlord will, within 30 days after the expiration or earlier termination of the Lease, return the remainder of the Security Deposit, or so much as has not been applied by Landlord, to Tenant or the last permitted assignee of Tenant's interest hereunder

         ARTICLE 5. ADDITIONAL RENT FOR ESCALATIONS IN REAL ESTATE TAXES

                             AND OPERATING EXPENSES

         5.01 DEFINITIONS. Annual Base Rent does not anticipate any increase in the amount of taxes on the Building, or in the cost of the operation and maintenance thereof. In order that the rent payable hereunder shall reflect any such increases, Tenant agrees to pay as Additional Rent, an amount calculated as hereinafter set forth. For purposes of this Article 5, the following definitions shall apply:

            "TAX YEAR": means the fiscal year of the Town of Wilton (July 1 - June 30) or other applicable governmental authority for real estate tax purposes or such other twelve (12) month period as may be duly adopted in place thereof.

            "BASE TAXES": shall mean the amount of Building Taxes as assessed by the Town of Wilton during the Grand List Year of the issuance of a Certificate of Occupancy for the Building, and the amount of LandTaxes assessed against the land constituting the Site on the Grand List of October 1, 2000.

            . "BUILDING TAXES": shall mean all Taxes assessed against the Building.

            " LAND TAXES" : shall mean all Taxes assessed against the land constituting the Site, against those improvements to the land which are part of the Common Areas of the Site, and against the signs, if any on the Site, but the Land Tax shall not include any Taxes assessed against any buildings at the Project.

            "TAXES": All taxes, assessments and charges of every kind and nature levied, assessed or imposed at any time by any governmental authority upon or against the Project or any improvements, fixtures and equipment of Landlord or the owner of the Project used in the operation thereof whether such taxes and assessments are general or special, ordinary or extraordinary, foreseen or unforeseen in respect of each Tax Year following wholly or partially within the Term. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for all governmental services or purported benefits to the Project, service payments in lieu of taxes, all business privilege taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of Connecticut, or any political subdivision, public corporation, district or other political or public entity, including legal fees, experts' and other witnesses' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. In the event that the Town of Wilton levies real property taxes on the Project based on an assessment of the Project's value in a manner that differentiates between rentable square footage at the Project used for retail purposes as opposed to rentable square footage used for office purposes, Tenant shall be responsible only for Additional Rent payments based on the increases in real estate taxes levied on the rentable square footage devoted to office uses multiplied by the Tenant's proportionate share of the rentable square footage at the Project devoted to office use. Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes (including, without limitation, any municipal income tax) and any license fees, tax measured or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, whether or not now customary or in the contemplation of the parties on the date of this Lease.

            Taxes shall not include: (i) franchise, transfer, gift excise, capital stock, estate, succession and inheritance taxes, and federal and state income taxes measured by the net income of Landlord from all sources, unless due to a change in the method of taxation such tax is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other Tax that would constitute a Tax; or (ii) penalties or interest for late payment of Taxes.

            "BASE EXPENSE YEAR": shall mean the calendar year 2001.

            "EXPENSE YEAR": shall mean the first and full calendar year following the Base Expense Year and each calendar year thereafter.

            "BASE EXPENSES": shall mean the Operating Expenses for the Base Expense Year equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Base Expense Year if there is less than ninety-five percent (95%) occupancy in the Base Expense Year. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up". For purposes of determining Tenant's Proportionate Share of increases in the Operating Expenses, the Base Expenses shall be deemed to have been incurred by Landlord during the Base Expense Year.

            "EXPENSE INCREASES": attributable to an Expense Year, shall mean the excess, if any, of the Operating Expenses incurred during such Expense Year equitably adjusted, if less than ninety-five percent (95%) occupancy, to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Expense Year over the Base Expenses. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up".

            "OPERATING EXPENSES": all costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord (whether directly through the Ground Lease or through independent contractors) in connection with the ownership, management, operation, maintenance and repair of the Building and Common Areas and the Building's equitable share of any facilities or amenities benefiting the Building or Site (including any sales or other taxes thereon) during the Term as a first-class building, including, without limitation:

            (a) Charges of independent contractors for expenses otherwise includable in Operating Expenses, including, without limitation, charges for window washing and other cleaning and janitorial services, snow and ice removal services, exterior and interior landscaping, pest extermination services and services for the maintenance and repair of the parking facilities, roadways and light poles;

            (b) All heating, ventilating, air conditioning, plumbing, electrical, mechanical, sewer, fire detection, life safety and security systems, telecommunications facilities, elevators and escalators, tenant directories, emergency generator, sprinkler systems, and other equipment used in common by, or for the benefit of, the Common Areas, occupants of the Building; and Utility Expenses (excluding electricity supplied to the Premises and billed to Tenant pursuant to Section 5.04 and electricity used by other tenants of the Building within their leased space and billed directly to such tenants);

            (c) The premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood, and all other insurance relative to the Project and the operation and maintenance thereof plus the cost of the deductible payments made by Landlord in connection therewith;

            (d) All supplies, tools, materials, equipment and maintenance and service contracts in connection therewith; telephone, stationery, office supplies and other office costs of administration; consulting fees, legal fees and accounting fees and other expenses of maintaining and auditing Project accounting records and preparing Landlord's Statements;

            (e) Replacing, repairing, and/or adding any equipment, device, improvement in order to reduce (or avoid an increase in) operation or maintenance expenses with respect to the Project, or to comply with laws or governmental orders or the requirements of Landlord's insurers, and any repairs or removals necessitated thereby, amortized over their useful life as determined in the reasonable judgment of Landlord's accountant (including interest at the rate of 12% per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such improvements);

            (f) Salaries, wages, compensation, out-of-pocket expenses, union benefits and labor costs (including the amount of any taxes, social security taxes, unemployment insurance contributions, insurance, retirement, medical, workers' compensation and other employee benefits) of janitors, janitresses, engineers and other employees of Landlord, and any on-site employees (below the executive level) of Landlord's property management agent;

            (g) Fees for management services whether rendered by Landlord (or affiliate) or a third-party property manager which shall be limited to an amount no greater than 4% of the gross rents of the Building ;

            Operating Expenses shall not include: (a) utility expenses that are separately metered for any individual tenant in the Building; (b) any expense for which Landlord is reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Building by such tenant; (c) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; (d) all costs, fees and disbursements relating to activities for the solicitation, negotiation and execution of leases for space in the Building (including but not limited to attorneys' fees therefor); (e) the costs of alterations to, or the decorating or the redecorating of, space in the Building leased to other tenants; (f) except as stated in subparagraph (g) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes "Landlord", including costs of selling, syndicating, financing or mortgaging any of Landlord's interest in the Project; (g) depreciation, interest and principal payments on mortgages and other debt costs, if any; (h) repairs or other work required due to fire or other casualty to the extent of insurance proceeds received by Landlord; (i) capital expenses for items that are not included in the definition of "Operating Expenses; (j) all payments of Base Rent made by Landlord pursuant to the Ground Lease .

            "TENANT'S PROPORTIONATE SHARE": On the Commencement Date, Tenant's Proportionate Share shall be (i) 41.89%) percent for Building Taxes and Operating Expenses which are solely related to the Building , (ii) 16.08% percent for Land Taxes and Operating Expenses incurred for the benefit of all of the rentable square footage at the Project .

            "LANDLORD'S STATEMENT": Shall mean an instrument containing a computation of any Additional Rent due pursuant to the provisions of this
Article 5.

            "UTILITY EXPENSES": All expenses paid or incurred on behalf of Landlord for utility or utility services for the Common Areas of the Project, including, but not limited to, water, sewer, electric, gas, steam, fuel oil and chilled water, together with any taxes on said costs.

         5.02 PAYMENT OF TAXES. Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of all Land Taxes and all Building Taxes in respect of any Tax Year falling wholly or partially within the Term, to the extent that Taxes for any such period shall exceed the Base Taxes (which payment shall be adjusted by proration with respect to any partial Tax Year. Landlord shall submit to Tenant a copy of the bill for Taxes payable by Landlord under the Ground Lease and a copy of the bill for Building Taxes together with Landlord's Statement and Tenant shall pay the Additional Rent set forth on such Landlord's Statement (less the amount of estimated payments paid by Tenant on account thereof) as set forth herein. Landlord, at its option, may require Tenant to make monthly payments on account of Tenant's Proportionate Share of Taxes in excess of the Base Taxes. The monthly payments shall be one-twelfth (1/12th) of the amount of Tenant's Proportionate Share of Taxes in excess of the Base Taxes and shall be payable on or before the first day of each month during the Term, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with Landlord's Statement with respect thereto. If the actual amount of Tenant's Proportionate Share of Taxes exceeds the estimated amount of Tenant's Proportionate Share of Taxes paid by Tenant for any Tax Year, then Tenant shall pay to Landlord as Additional Rent the difference between the amount of estimated Tenant's Proportionate Share of Taxes paid by Tenant and the actual amount of Tenant's Proportionate Share of Taxes. This Additional Rent payment shall be due and payable within thirty (30) days after delivery of Landlord's Statement. If the total amount of estimated payments made by Tenant in respect of Tenant's Proportionate Share of Taxes paid by Tenant for any Tax Year shall exceed the actual amount of Tenant's Proportionate Share of Taxes for such Tax Year, then such excess amount shall be credited against the monthly installments of Additional Rent due and payable from Tenant to Landlord hereunder with respect to Taxes, until such amount shall have been refunded in full to Tenant.

         5.03 PAYMENT OF OPERATING EXPENSES. Tenant shall pay to Landlord on account of Tenant's Proportionate Share of Expense Increase and as Additional Rent, a sum equal to one-twelfth (1/12) of the amount of Tenant's Proportionate Share of Expense Increases for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. After the expiration of the Base Expense Year and each Expense Year, Landlord shall prepare and furnish Tenant with Landlord's Statement showing the Base Expenses or the Operating Expenses incurred during such Expense Year. Within thirty (30) days after receipt of Landlord's Statement for any Expense Year setting forth Tenant's Proportionate Share of any Expense Increase attributable to such Expense Year, Tenant shall pay Tenant's Proportionate Share of such Expense Increase (less the amount of estimated payments paid by Tenant on account thereof) to Landlord as Additional Rent. If the actual amount of Tenant's Proportionate Share of the Expense Increase for such Expense Year exceeds the estimated amount of Tenant's Proportionate Share of Expense Increases paid by Tenant for such Expense Year, then Tenant shall pay to Landlord the difference between the estimated amount of Tenant's Proportionate Share of Expense Increases paid by Tenant and the actual amount of Tenant's Proportionate Share of Expense Increases. This Additional Rent payment shall be due and payable within thirty (30) days following delivery of Landlord's Statement. If the total amount of estimated payments made by Tenant in respect of Tenant's Proportionate Share of Expense Increases for such Expense Year shall exceed the actual amount of Tenant's Proportionate Share of Expense Increases for such Expense Year, then such excess amount shall be credited against the monthly installments of Additional Rent due and payable from Tenant to Landlord hereunder with respect to Expense Increases until such amount shall have been refunded in full to Tenant. Notwithstanding anything to the contrary herein, in no event shall the aggregate credits allowable to Tenant, in any Expense Year pursuant to this Article 5 exceed the aggregate of the Additional Rent payments payable by Tenant pursuant to this Article 5; provided, however, any excess payments made by Tenant during the Term that have not been so applied and are outstanding at the end of the Term shall be paid to Tenant promptly following Landlord's final accounting for the final Expense Year.

         5.04 PAYMENT OF ELECTRIC EXPENSE. Tenant shall pay for a portion of the electric energy consumed within the Premises (the "Electric Expense") subject to the provisions of this Section 5.04. During the first Lease Year Tenant shall pay to Landlord, monthly in advance, an Electric Expense at the per annum rate of $2.25 per rentable square foot of the Premises. During the remainder of the term of this Lease, Tenant shall pay to Landlord an annual Electric Expense equal to the sum of (x) $2.25 per rentable square feet plus a portion of the increase of the actual per rentable square foot electric expense calculated as follows: The actual per rentable square foot electrical expense for the first Lease Year shall be subtracted from the actual per rentable square foot electrical expense for the second Lease Year. The resulting number shall be multiplied by a fraction, the numerator of which is the said result and the denominator is the actual per rentable square foot electrical expense for the first Lease Year. This same calculation shall be made from year to year.

For example, if the actual per rentable square foot electrical expense for the first Lease Year is $3.00, and the actual per rentable square foot electrical expense for the second Lease Year is $3.10, the Tenant would owe a per rentable square foot electric expense for the second Lease Year of $2.25 plus an amount equal to $3.10 - 3.00 = .10, with the resulting figure of .10 being multiplied by the quotient of .10/3.00 or 0.033, which equals 3.3 cents, for a total per rentable square footage electrical payment in the second year of $2.25 plus 3.3cents or $2.28.3. This same calculation would be applied in subsequent years by substituting Lease Year two for Year one and Lease Year three for Lease Year two and so on.

The Electric Expense payable in respect of the Premises shall constitute Additional Rent under this Lease (but shall not be included as an Operating Expense), and shall be due and payable quarterly in arrears beginning on the Commencement Date and continuing on the first day of each calendar month during the Term.

         5.05 LANDLORD'S STATEMENTS AND TENANT'S INSPECTION RIGHTS.

            (a) Landlord's Statements shall be rendered to Tenant, but Landlord's failure to render Landlord's Statement with respect to the Base Expense Year, any Expense Year or any Tax Year or Landlord's delay in rendering said Statement beyond a date specified herein shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Expense Year or Tax Year. The obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent incurred during the Term shall survive the expiration or any sooner termination of the Term. If Landlord fails to give Tenant a statement of projected Operating Expenses prior to the commencement of any Expense Year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord.

            (b) During the thirty (30) day period after receipt of any Landlord's Statement (the "REVIEW PERIOD"), Tenant may inspect and audit Landlord's records relevant to the cost and expense items reflected in such Landlord's Statement at a reasonable time mutually agreeable to Landlord and Tenant during Landlord's usual business hours. In the absence of recklessness or fraud, each Landlord's Statement shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. If, after such inspection, Tenant disputes the amount of its Proportionate Share of Operating Expenses or Taxes, Tenant shall be entitled to retain an independent company or certified public accountant reasonably acceptable to Landlord to review Landlord's records to determine the proper amount of such Additional Rent. If such audit or review reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge. If Landlord desires to contest such audit results, Landlord may do so by submitting the results of the audit to arbitration pursuant to Section 13.06 of the Lease within thirty (30) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant. Tenant agrees to pay the cost of such audit, however, should the audit determine that the applicable Landlord's statement overcharged the Tenant by 15% or more, Landlord shall pay all of Tenant's reasonable expenses, including accountant's and attorney's fees, incurred in connection with the audit. Pending the determination of such dispute as hereinafter provided, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to Tenant's position. All inspections and audits of Landlord's books and records and any arbitration shall be subject to a confidentiality agreement reasonably acceptable to Landlord.

         5.06 ADDITIONAL RENT ADJUSTMENTS. If the Term shall expire on a date other than December 31st, any Additional Rent for the Lease Year in which the expiration date shall occur shall be apportioned (based upon the immediately preceding 12 month period) in that percentage which the number of days in the period from January 1st of such Lease Year to such date of expiration, both inclusive, shall bear to the total number of days in the calendar year in which such expiration occurs.

                       ARTICLE 6. SERVICES AND UTILITIES

         6.01 SERVICES. Landlord shall provide the following services to the Building and Premises (subject to Tenant's reimbursement and payment obligations therefor in accordance with the operation of Article 5 hereof):

            (a) Janitor services for the Common Areas, including garbage removal, excluding Saturdays, Sundays and union and state and federal government holidays (the "HOLIDAYS").

            (b) Heat and air-conditioning as required to maintain comfortable temperature throughout the Premises (excluding specialized temperature and humidity control for computers, printers and other equipment) daily from 8:00 a.m. to 7:00 p.m. Monday through Friday and Saturdays from 8:00 a.m. to 12:00 noon ("NORMAL BUSINESS HOURS").

            (c) Hot and cold running water for cleaning, landscaping, grounds maintenance, fire protection, drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord or by Tenant with Landlord's written consent. If Tenant's water use increases beyond customary office user levels, Landlord shall have the right to install a water meter at Tenant's expense and to charge Tenant as Additional Rent for its water consumption in the Premises in accordance with readings from such meter.

            (d) Electric current only, in amounts required for normal lighting by building standard lighting overhead fixtures and for Tenant's normal business operations, including without limitation, personal computers, copiers, facsimiles and other ordinary business, subject, however, to Landlord's approval of Tenant's final electrical plan for the Premises (but specifically excluding electric current surge protection).

            (e) Window washing of all windows in the Premises both inside and out, weather permitting at intervals established by Landlord.

            (f) Maintenance of the Common Areas so that they are clean and free from accumulations of snow, debris, filth, rubbish and garbage.

            (g) Access by Tenant to the Premises and use of designated elevator service 24 hours per day, seven (7) days per week, 52 weeks per year, subject to the operation of Landlord's computerized access system at the Building's entrances and to Landlord's Rules and Regulations. Overtime HVAC and other services shall be available as provided in Section 6.02 hereof, if applicable.

         6.02 ADDITIONAL SERVICES. Landlord shall impose reasonable charges and may establish reasonable rules and regulations for the following: (a) the use of any heating, air-conditioning, ventilation, electric current or other utility services or equipment by Tenant at any time other than during the hours set forth in Section 6.01(b) above ("OVERTIME HVAC"); (b) the usage of any additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant's business (including the operation of Tenant's business other than during the hours set forth in Section 6.01(b); and (c) the removal of any refuse and rubbish left outside the Building or in the Common Areas. The expense charged by Landlord to Tenant for any Overtime HVAC shall be based on Landlord's actual cost for such utility services as charged to Landlord by the utility companies providing such services over and above the cost to Landlord for the usual Building temperature maintained by Landlord after Normal Business Hours This amount shall constitute Additional Rent and shall be payable in accordance with Section 4.04.

         6.03 EXCESSIVE CURRENT. Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord for the Building and Tenant shall not use utilities or other services in excess of the services described above in Section 6.01 or in a manner which exceeds or interferes with any Building systems or Landlord's ability to provide services to other tenants in the Building. To avoid possible adverse effects upon the Building's electrical and mechanical systems, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect air conditioning equipment, computers, (excluding personal computers and printers and office copiers and facsimile machines), major appliances (excluding coffee makers, microwave ovens and other similar food preparation appliances) or heavy duty equipment ("HIGH USAGE EQUIPMENT") to the Building's electrical system. Landlord may survey Tenant's use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use or other connection of High Usage Equipment, including the cost of all repairs and alterations to the Building's mechanical and electrical systems (including the installation of meters) and the cost of additional electricity made available to Tenant, if any. Such costs shall constitute Additional Rent and Tenant shall pay such costs pursuant to Section 4.04.

         6.04 MAINTENANCE OF COMMON AREAS. The manner in which the Common Areas are maintained and operated and the expenditures therefor shall be at the sole discretion of Landlord and in accordance with the standards of comparable first class buildings in Fairfield County. Landlord reserves the right from time to time to (a) make changes in the shape, size, location and appearance of the land and improvements which constitute the Common Areas, provided that Landlord shall not materially impair the Tenant's ability to operate its business or reduce the parking allotted to Tenant below the parking available as of the Commencement Date, except temporary impairments required by said changes; (b) make such improvements, alterations and repairs to the Common Areas as may be required by governmental authorities or by utility companies servicing the Building; (c) construct, maintain and operate lighting and other facilities on all said areas and improvements; and (d) to add or remove improvements and facilities to or from the Common Areas. The use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord's counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein; provided, however, Landlord shall do so at such times and in such manner as shall minimize any disruption to Tenant to the extent reasonably possible.

         6.05 ACCESS TO PREMISES. Landlord shall have the right to enter the Premises without abatement of Rent at all reasonable times upon twenty-four (24) hours prior notice to Tenant (except in emergencies when no notice shall be required), (i) to supply any service to be provided by Landlord to Tenant hereunder, (ii) to show the Premises to Landlord's Mortgagee and to prospective purchasers, mortgagees and tenants, and (iii) to inspect, alter, improve or repair the Premises and any portion of the Building. For each of the purposes stated above in this Section 6.05, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises. Landlord and its agents and representatives shall have the right to enter upon the Premises for any and all of the purposes set forth in this Article and may exercise any and all of the foregoing rights without being deemed guilty of a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive of Tenant from the Premises, or any portion thereof, if reasonably necessary to comply with any governmental statute, ordinance or building, fire or other code.

         6.06 INTERRUPTION OF SERVICES. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption, or discontinuance of any utility or service due to riot, strike, labor dispute, government request or direction, breakdown, accident, repair, or other cause. The foregoing notwithstanding, in the event of any interruption or stoppage of any essential utility service which Landlord is required to provide, if such interruption or stoppage is for more than five (5) consecutive days or more than ten (10) total days in any calendar year, and is of a nature which materially interferes with the Tenant's use of the Premises for the conduct of its business, is not rendered necessary by the negligence or misconduct of Tenant or any Tenant Parties, and is within Landlord's reasonable control, then the Rent shall be abated at the rate of one (1) day for each day of interruption and stoppage after said fifth (5th) consecutive day or tenth
(10th)after notice by Tenant to Landlord of such interruption or stoppage until such service is restored.

                    ARTICLE 7. CONDUCT OF BUSINESS BY TENANT

         7.01 PERMITTED USE. The Premises shall be used and occupied for general office purposes and ancillary uses related thereto including the conduct of "focus groups". Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the sole use specifically set forth above or in any illegal manner, or in any manner that, in Landlord's judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use and enjoyment of any part of the Building by any other tenant or occupant. Tenant agrees that it will not exceed the maximum floor bearing capacity for the Premises.

         7.02 COMPLIANCE WITH LAWS.

            (a) Tenant, at Tenant's expense, shall comply promptly with the laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term that shall impose any duty on Tenant with respect to the Premises or the use, occupancy and operation thereof, including, without limitation, the Americans with Disabilities Act ("ADA"), and all applicable zoning, fire and health codes. Tenant will obtain and maintain in full force and effect any and all licenses and permits necessary for its use. Tenant shall make any Alterations in or to the Premises in order to comply with the foregoing, which are necessitated or occasioned, in whole or in part by the use or occupancy or manner of use, occupancy or operation of the Premises by Tenant or any of its officers, employees, agents, contractors, invitees, licensees or subtenants (the "TENANT PARTIES").

            (b) Landlord shall comply with all laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term that shall impose any duty on Landlord with respect to the Common Areas of the Building, and excluding any matters that arise from the acts or omissions of Tenant or other tenants of the Building or that are Tenant's responsibility under this Lease or the responsibility of other tenants of the Building. The Leasehold Improvements designed and constructed by Landlord will conform upon completion to all applicable legal requirements, including, without limitation, the requirements of Title III of the ADA. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for legal compliance, including the requirements of the ADA, with respect to
      (i) any and all requirements on account of Tenant's use of or operations in the Premises, and (ii) all Alterations designed or constructed by Tenant or its contractors or agents.

         7.03 LANDLORD'S RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit C, and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the "RULES AND REGULATIONS"). Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which shall tend to unreasonably disturb other tenants of the Building. Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants on the Building. Landlord shall use reasonable efforts to enforce the Rules and Regulations in a fair and non-discriminatory manner. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

         7.04 NO LIENS. Tenant shall keep the Premises and Project free from any liens or encumbrances arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. Prior to Tenant performing any construction or other work on or about the Premises for which a lien could be filed against the Premises or the Project, Tenant shall obtain satisfactory lien waiver agreements with each contractor who is to perform such work or furnish any material. Any claim to, or lien upon, the Premises or the Building arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises and the Project. If any mechanics' or other lien shall be filed against the Premises or the Project purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within thirty (30) days after the filing thereof, or shall within thirty (30) days after filing commence an action in the Superior Court to have the Lien discharged and diligently prosecute said action.

         7.05 HAZARDOUS SUBSTANCES.

            (a) Tenant shall not generate, store (except for small quantities of substances ordinarily stored and used in connection with general office use if stored, used and disposed of, in accordance with all laws relating thereto), dispose of or release, or permit the storage, use, disposal or release of, any "HAZARDOUS SUBSTANCES" (as hereinafter defined), in, above, on or under the Premises or the Project. Tenant shall remove, clean-up and remedy any Hazardous Substance on the Premises or in accordance with applicable law, provided that the presence of such Hazardous Substance resulted from the action or inaction of Tenant, or any Tenant Parties and Tenant shall be obligated to continue to pay Rent hereunder until such removal, clean-up or remedy is completed in accordance with applicable laws, whether or not the Term shall terminate or expire.

            (b) Tenant shall not take or permit any action that would cause the Premises or Project to become an "establishment" (as defined in the Connecticut Transfer Act, C.G.S. Section 22a-134). Tenant hereby grants LandloRd the right to inspect the Premises on not less than twenty-four (24) hours notice to Tenant (except in the event of an emergency in which case Landlord will use reasonable efforts commensurate with the nature of the emergency condition to give Tenant prior notice) throughout the Term, to determine that Tenant is in compliance with applicable laws and Tenant agrees to provide Landlord with all information necessary to ascertain that Tenant is in compliance with applicable laws. Tenant shall cooperate with Landlord in satisfying any legal requirements imposed upon Landlord relating to Tenant's operations, and, upon Landlord's written request, shall furnish complete information to Landlord with regard to its operations. In connection with any transfer of the Premises or Project, Tenant shall comply with the Connecticut Transfer Act and any other applicable laws relative to its operations.

            (c) "Hazardous Substances" shall mean any petroleum, petroleum products, fuel oil, waste oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, pollutants, herbicides, fungicides, rodenticides, insecticides, contaminant, or pesticides and including, but not limited to any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment. Tenant shall comply with all laws applicable to the generation, storage, use, disposal or release of Hazardous Substances, including but not limited to, obtaining and maintaining any permits from, or making any filings or registrations with, by any governmental authority as required under any applicable law.

            (d) Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord fully harmless and any mortgagee of the Project, from and against any and all liability, loss, suits, claims, actions, causes of action, remediation orders, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, attorneys' fees, consultants' fees, laboratory fees and clean-up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to, (i) the presence of any Hazardous Substance on the Premises or the Project arising from the action, inaction or negligence of Tenant, its officers, employees, contractors, agents, subtenants or invitees, or arising out the generation, storage, treatment, handling, transportation, disposal or release by Tenant of any Hazardous Substance at or near the Premises or the Project, and (ii) any violation(s) by Tenant of any applicable law regarding Hazardous Substances, and (iii) default of any of its agreements under
Section 7.05 of this Lease.

         7.06 TENANT'S FAILURE TO MAINTAIN. If Landlord gives Tenant written notice of the necessity of any repairs or replacements required to be made under
Section 8.02 and Tenant fails to commence diligently to cure the same within thirty (30) days thereafter (except that no notice will be required in case of any emergency repair or replacement necessary to prevent substantial damage or deterioration), Landlord, at its option and in addition to any other remedies, may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith plus 10% thereof for Landlord's supervision, shall be due and payable from Tenant in accordance with Section 4.04 hereof, as Additional Rent; provided, that Landlord's making any such repairs or replacements shall not be deemed a waiver of Tenant's default in failing to make the same.

         7.07 SURRENDER. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in as good condition as when Tenant took possession, ordinary wear and tear excepted, and otherwise as is required in Article 8. In addition, at such time Tenant shall remove all Hazardous Substances stored, or disposed of, or generated by Tenant in its use or operation of the Premises and all equipment and materials contaminated or affected by such Hazardous Substances in conformity with the Hazardous Substance laws. Tenant shall surrender the Premises to Landlord at the end of the Term hereof, without notice of any kind, and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect in Connecticut.

                ARTICLE 8. ALTERATIONS, IMPROVEMENTS AND SIGNAGE

         8.01 LANDLORD'S OBLIGATIONS. Landlord will maintain all structural components of the Building, including, without limitation, the roof, foundation, exterior and load-bearing walls (including exterior windows and doors), the structural floor slabs and all other structural elements of the Premises, as well as the Common Areas of the Building, in good repair, reasonable wear and use, casualty and condemnation excepted. Maintenance and repair expenses caused by Tenant's willful misconduct or negligent acts or omissions shall be paid directly to Landlord by Tenant in accordance with Section 4.04, and shall not constitute an Operating Expense. Landlord shall not be liable for and there shall be no abatement of Rent with respect to any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Project, including the Premises, or in or to the fixtures, appurtenances and equipment therein unless caused by the negligent or intentional acts or omissions of the Landlord, the Landlord Parties or their respective contractors, agents, servants and employees.

            (A) TENANT'S OBLIGATIONS. Tenant shall take good care of the Premises, and at Tenant's cost and expense, shall make all repairs and replacements necessary to preserve the Premises in good working order and in a clean, safe and sanitary condition, and will suffer no waste. Interior cleaning of the Premises shall be contracted and paid for by Tenant. Tenant shall maintain, at its own expense, in good order, condition and repair to Landlord's reasonable satisfaction, all plumbing facilities and electrical fixtures and devices (including replacement of all lamps, starters and ballasts) located within the Premises. Tenant shall repair, at its cost, all deteriorations or damages to the Project occasioned by its negligent acts or omissions or willful misconduct. If Tenant does not make such repairs to the Building within thirty
(30) days following notice from Landlord, Landlord may, but need not, make such repairs, and Tenant shall pay the cost thereof as provided in Section 7.06 hereof. All repairs and replacements made by or on behalf of Tenant shall be made and performed in accordance with the "Construction Standards" (as defined in Section 8.03).

         8.02 TENANT'S ALTERATIONS.

            (a) Tenant shall not make or permit any improvements, installations, alterations or additions ("ALTERATIONS") in or to the Premises, the Building or the Project; provided, however, Tenant may, with Landlord's advance written consent, which consent shall not be unreasonably withheld, make Alterations to the Premises that do not involve or affect either structural portions of the Premises or the Building or any of the Building's HVAC, mechanical, electrical, plumbing or other systems or equipment (the "BUILDING SYSTEMS"). At the expiration of the Term, Landlord may require the removal of any or all of said Alterations and the restoration of the Premises and the Project to their prior condition, at Tenant's expense in accordance with Section 8.05.

            (b) All Alterations permitted by Landlord and made by or on behalf of Tenant shall be made and performed: (a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics approved by Landlord, who shall carry liability insurance of a type and in such amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds, (c) in a good and workmanlike manner, (d) so that same shall be at least equal in quality, value, and utility to the original work or installation, (e) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable Laws, and (f) pursuant to plans, drawings and specifications ("TENANT'S PLANS") which have been reviewed and approved by Landlord prior to the commencement of the repairs or replacements and approved by, and filed with, all applicable governmental authorities, and subject to all other terms and conditions of this Lease, including, but not limited to, Section
7.05 (collectively the "CONSTRUCTION STANDARDS"). All Alterations made by Tenant shall become, upon installation, the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to Section 8.03(a). Landlord agrees not to unreasonably withhold any approvals requested under this Section 8.03(b). Landlord agrees to review all Tenant's Plans and provide written notice of its approval within 10 business days of receipt, or such Plans will be deemed approved.

         8.03 TENANT'S PROPERTY. Any trade fixtures, furnishings, equipment and personal property placed in the Premises that are removable without damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, are herein sometimes called "TENANT'S PROPERTY". Any of Tenant's Property remaining on the Premises at the expiration of the Term shall be removed by Tenant at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal. Any of Tenant's Property not removed from the Premises prior to the Expiration Date shall, at Landlord's option, become the property of Landlord or Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord, Landlord's cost of removal and of any repairs in connection therewith in accordance with Section 4.04(b) hereof.

         8.04 OWNERSHIP AND REMOVAL. All appurtenances, additions, fixtures and improvements attached to or installed in or upon the Premises, whether placed there by Tenant or by Landlord, shall be Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to Tenant. Landlord may require, in its discretion, the removal by Tenant of any Tenant's Property or Alterations which have been attached to or installed in the Premises (excluding the initial Leasehold Improvements) unless Landlord consents to a written request from Tenant at the time of its approval of the Tenant's Plans that an installation need not be so removed. On or before the Expiration Date, or the sooner date of termination of this Lease, Tenant shall pay to Landlord the cost of repairs of any damage to the Premises or Building and losses caused by the removal of such property.

         8.05 SIGNAGE. Landlord shall provide building standard signage identifying Tenant by name on the Building multi-tenant signage in the main Building lobby directory and will also provide building standard entry signage at the main entry to the Premises Subject to local zoning regulations, Tenant shall have the right to Tenant specific signage on the exterior Building subject to Landlord's prior written approval (which shall not be unreasonably withheld or delayed). Except as set forth above, Tenant has no right to any Tenant signage, monuments, graphics or advertising on the exterior of the Premises or any other location in or at the Project. Landlord shall have the absolute and exclusive right to approve or disapprove the content, design, size and location of any and all proposed Tenant signage and monuments proposed to be erected and/or maintained at the Premises or Project.

                              ARTICLE 9. INSURANCE

         9.01 TENANT'S INSURANCE. Tenant, at its own expense, shall provide and keep in force with companies acceptable to Landlord during the Term: (a) comprehensive general liability insurance insuring against liability for bodily injury and property damage, including contractual liability, in the amount of $6,000,000 maximum combined single limit; (b) "Special Form" property insurance, including standard fire and extended coverage insurance, in amounts necessary to provide replacement cost coverage, for Tenant's Property, trade fixtures, machinery, equipment, furniture, furnishings and any Alterations in which Tenant has an insurable property interest, including, without limitation, vandalism and malicious mischief and sprinkler leakage coverage, and "all risk" Builder's Risk insurance, completed value, non-reporting form at any time that Tenant has commenced construction of any leasehold improvements or any Alterations, and at any time any other construction activities are underway at the Premises; (c) plate glass insurance for the Premises; (d) Workers' Compensation Insurance in statutory limits as required by applicable law; and (e) any other insurance reasonably required by Landlord.

         9.02 DELIVERY OF POLICIES. The aforesaid insurance shall be provided by companies and in form, substance and amounts (where not above stated) satisfactory to Landlord and to Landlord's Mortgagee by companies rated A-/VII or better by A.M. Best Company. Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. With respect to Tenant's comprehensive general liability insurance, Landlord shall be named as an additional insured with respect to its liability relative to this Lease and the Building. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Article 9 shall in no way limit Tenant's liability under any of the other provisions of this Lease.

         9.03 INCREASED INSURANCE RISK. Tenant shall not do or permit anything to be done, or keep or permit anything to be kept in the Premises, which would:
(a) be in violation of any governmental law, regulation or requirement, (b) invalidate or be in conflict with the provision of any fire or other insurance policies covering the Building or any property located therein, (c) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts required by Landlord's Mortgagee (as hereinafter defined) or reasonably satisfactory to Landlord, (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (e) cause any increase in the fire insurance rates applicable to the Project or property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association. In the event that any use of the Premises by Tenant increases such cost of insurance, Landlord shall give Tenant written notice of such increase and a reasonable opportunity to cure its use to prevent such increase; provided, however, if Tenant fails to do so, Tenant shall pay such increased cost to Landlord in accordance with Section 4.04 hereof. Acceptance of such payment shall not be construed as consent by Landlord to Tenant's such use or limit Landlord's remedies under this Lease.

         9.04 CROSS-INDEMNIFICATION.

            (a) Tenant agrees to protect, indemnify and save harmless Landlord, from and against any and all loss, cost, liability, damage and expense including, without limitation, claims, demands, penalties, causes of action, costs and expenses and attorneys' fees imposed upon and incurred by or asserted against Landlord from any cause in, on, or about the Premises, including, without limitation, those relating to the following: (i) Tenant's default in its observance or performance of any of the terms, covenants or conditions of this Lease, (ii) the use or occupancy or manner of use or occupancy of the Premises by Tenant or of any Tenant Parties, (iii) any acts, omissions or negligence of Tenant or any Tenant Parties, in, on or about the Premises or the Project, either prior to, during, or after the expiration of, the Term including, without limitation, any acts, omissions or negligence in the making or performing of any Alterations in or to the Premises, or (iv) for personal injury, including without limitation, bodily injury, death or property damage, occasioned by any use, occupancy, condition, occurrence, omission or negligence referred to in the preceding clauses. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel reasonably approved by Landlord.

            (b) Landlord agrees to protect, indemnify and save harmless Tenant from and against any and all loss, cost, liability, damage and expense including, without limitation, claims, demands, penalties, causes of action, costs and expenses and attorneys' fees imposed upon and incurred by or asserted against Tenant that result from the conduct of Landlord or its employees, agents or contractors (the "LANDLORD PARTIES") at, on or about the Project, including, without limitation, those relating to the following: (a) for personal injury, death or property damage arising from the negligence or willful misconduct of Landlord or any Landlord Parties, (b) Landlord's default in its observance or performance of any of the terms, covenants or conditions of this Lease or (c) any acts, omissions or negligence of Landlord or any Landlord Parties, in, on or about the Premises or the Project, either prior to, during, or after the expiration of, the Term including, without limitation, any acts, omissions or negligence in the construction of the Base Building Improvements, the Leasehold Improvement or the making or performing of any repairs or capital improvements in or to the Premises or the Project. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Landlord will, at Landlord's expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel reasonably approved by Tenant.

         9.05 LIMITATION ON LANDLORD'S LIABILITY. Landlord shall not be responsible or liable to Tenant for any loss or damage to Tenant, or its business (including any loss of income therefrom) or its property occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Project, or for any loss or damage resulting to Tenant, or its business (including any loss of income therefrom), or its property from smoke, fire, electricity, steam, gas, vapor, water or rain, or other airborne contaminants, or from the breakage, leakage, obstruction or other defects of pipes, wires, appliances, plumbing, heating, air-conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising from or upon Premises or upon other portions of the Project, or from other sources or places, including theft, except to the extent that any such damage or loss is occasioned by the intentional or negligent act or omission of the Landlord or any Landlord Parties.

         9.06 WAIVER OF CLAIMS.

            (a) Landlord and Tenant hereby agree and hereby waive any and all rights of recovery against each other for loss or damage occurring to the Premises or the Project or any of Landlord's or Tenant's Property contained therein regardless of the cause of such loss or damage to the extent that the loss or damage is covered by the injured party's insurance or the insurance the injured party is required to carry under this Lease, whichever is greater (without regard to any deductible provision in any policy). This waiver does not apply to claims caused by a party's willful misconduct. This waiver also applies to each party's directors, officers, employees, shareholders, and agents.

            (b) Each party will assure that its insurance permits waiver of liability and contains a waiver of subrogation. Each party shall secure an appropriate clause in, or an endorsement to, each insurance policy obtained by or required to be obtained by Landlord or Tenant, as the case may be, under this Lease, pursuant to which the insurance company: (i) waives any right of subrogation against Landlord or Tenant as the same may be applicable, or (ii) permits Landlord or Tenant, prior to any loss to agree to waive any claim it might have against the other without invalidating the coverage under the insurance policy. If, at any time, the insurance carrier of either party refuses to write (and no other insurance carrier licensed in Connecticut will write) insurance policies which consent to or permit such release of liability, then such party shall notify the other party and upon the giving of such notice, this Section shall be void and of no effect.

         9.07 LANDLORD'S INSURANCE. Landlord shall maintain and keep in effect during the entire Term the following insurance coverage (together with such other coverages as Landlord may reasonably elect to carry for the benefit of the Project):

            (a) Standard Commercial General Liability Insurance with a Broad Form Comprehensive General Liability endorsement. The limits of liability of such insurance shall be an amount not less than $6,000,000 per occurrence, bodily injury including death, and $3,000,000 per occurrence, property damage liability or $6,000,000 combined single limit for bodily injury and property damage liability;

            (b) "Special Form" fire and extended coverage insurance on the Project insuring the guaranteed replacement value thereof, excluding Tenant's Property and Tenant's Alterations. The insurance shall include, but not be limited to, fire and extended coverage perils and shall be placed with companies licensed to sell insurance in Connecticut.

                              ARTICLE 10. CASUALTY

         10.01 DAMAGE OR DESTRUCTION. Tenant shall give prompt notice to Landlord of any damage by fire or other casualty to the Premises or any portion thereof. In the event that the Premises, or any part thereof, or access thereto, shall be so damaged or destroyed by fire or other insured casualty (a "CASUALTY") that the Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.01, and if in the judgment of the Landlord the damage or destruction may be repaired within one hundred and eighty (180) days with available insurance proceeds, then the Landlord shall so notify the Tenant within sixty (60) days after the occurrence of the damage or destruction (the "NOTICE PERIOD") and shall repair such damage or destruction (except damage or destruction to Tenant's Property or Tenant's Alterations) with reasonable diligence. In the event that the Landlord shall not complete such repairs within one hundred and eighty (180) days after the elapse of the

Notice Period, then the Tenant shall have the right to terminate the term of this lease by giving written notice of such termination to the Landlord within twenty (20) days after the end of such one hundred and eighty (180) day period; provided, however, that in the event that the completion of repairs shall be delayed by causes beyond the Landlord's control, including those events described in Section 16.11 hereof, the time for completion shall be extended by the period of such delay. If in the judgment of the Landlord the Premises, or means of access thereto, cannot be repaired within one hundred and eighty twenty
(180) days after the elapse of the Notice Period with available insurance proceeds and the Landlord does not deliver the Tenant notice of its decision to repair such damage within sixty (60) days after the occurrence of the Casualty, then either party shall have the right to terminate the term of this Lease by giving written notice of such termination to the other party within the period of sixty (60) to seventy-five (75) days after the occurrence of the Casualty.

         10.02 ABATEMENT OF RENT. Annual Base Rent and Additional Rent shall not be abated or suspended if, following any Casualty, Tenant shall continue to have reasonably convenient access to the entire Premises and no portion of the Premises are rendered unfit for use and occupancy. If Tenant shall not have reasonably convenient access to the entire Premises or any portion of the Premises shall be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.01 by reason of such Casualty, then Rent shall be equitably suspended or abated relative to the portion of the Premises that cannot be used by Tenant for any of its business operations, effective as of the date of the Casualty until Landlord has (i) substantially completed the repair of the Premises and the means of access thereto, and (ii) has delivered notice thereof to Tenant. If such damage or destruction was caused by the negligence or willful act or omission of the Tenant or any of its officers, employees, contractors, agents or invitees, then there shall be no abatement of Rent; an election by Landlord to carry rental loss insurance shall not affect the provisions of this Article 10.

         10.03 EVENTS OF TERMINATION. In addition to the foregoing termination rights provided in Section 10.01 hereof, in the event of a Casualty, the following termination rights shall apply:

            (a) If more than 25% of the gross rentable area of the Premises shall be wholly or substantially damaged or destroyed by Casualty at any time during the last six (6) months of the Term, either Landlord or Tenant may terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after the occurrence of such damage.

            (b) Notwithstanding the provisions of this Article 10, if, prior to or during the Term the Building shall be so damaged by Casualty that, in Landlord's reasonable estimate, the cost to repair the damage will be more than 25% of the replacement value of the Building immediately prior to the occurrence of the Casualty (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord's option, and with the written consent of Landlord's Mortgagee, may give to Tenant, within ninety (90) days after such Casualty, a thirty (30) days' notice of the termination of this Lease and, in the event such notice is given, this Lease and the term shall terminate upon the expiration of such thirty (30) days with the same effect as if such date were the Expiration Date; and the Rent shall be apportioned as of such date and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant within thirty (30) days following the Expiration Date. In the event that Landlord chooses to terminate the Lease pursuant to this Section 10.03 it shall pay to Tenant an amount equal to the Unamortized Cost of the Tenant's Leasehold Improvements, less any amounts received by Tenant on account of insurance covering the same and less the amount of payments made by Landlord in accordance with Section 3.10(b). For the purposes of this Section the term Unamortized Cost shall mean Costs incurred by the Tenant, amortized on a nine year schedule beginning on the Commencement Date and assuming equal monthly payments of principal and interest, with interest at a rate equal to one percent (1%) over the prime rate of Citibank, N.A. on the Commencement Date. The Term "Costs" shall mean and refer to all actual expenditures of the Tenant, for its Leasehold Improvements.

         10.04 INSURANCE PROCEEDS UPON TERMINATION. If this Lease is terminated pursuant to any right granted or reserved to Landlord under this Section, all insurance proceeds payable with respect to the damage giving rise to such right of termination shall be paid to Landlord, and Tenant shall have no claim therefor. No damages, compensation or claim shall be payable by the Landlord to Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Article 10.

         10.05 SCOPE OF LANDLORD'S REPAIRS. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction as aforesaid, the scope of work shall be limited to the original Leasehold Improvements that were constructed by Landlord at its expense, and Landlord shall have no obligation to restore or replace Tenant's Property or Tenant's Alterations.

                            ARTICLE 11. CONDEMNATION

         11.01 ENTIRE CONDEMNATION. In the event that the whole of the Premises shall be taken under the power of eminent domain, this Lease and the term and estate hereby granted shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such taking.

         11.02 PARTIAL CONDEMNATION.

            (a) In the event that only a part of the Premises shall be taken by Condemnation and Tenant shall have reasonable, convenient access to and from the Premises, the Term shall expire as to that portion of the Premises condemned effective as of the date of the vesting of title in the condemning authority, and this Lease shall continue in full force and effect as to the part of the Premises not so taken.

            (b) In the event that a part of the Project shall be subject to Condemnation (whether or not the Premises are affected), Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of the vesting of title in the condemning authority if in Landlord's reasonable opinion: (i) a substantial alteration or reconstruction of the Project (or any portion thereof) shall be necessary or appropriate, or (ii) the portion of the Project so condemned has the effect of rendering the remainder of the Project uneconomic to maintain.

            (c) In the event that this Lease is not terminated in accordance with subsection (b) hereof, Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Premises are located so as to constitute the remaining Premises a complete architectural unit to the extent feasible, but Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgagees and after payment of all costs involved in collection, including but not limited to attorney's fees. Tenant, at is own cost and expense shall, restore all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of personalty of Tenant which are not taken to as near its former condition as the circumstances will permit. In the event of a partial taking, all provisions of this Lease shall remain in full force and effect.

         11.03 TEMPORARY TAKING. If there is a taking of the Premises for temporary use arising out of a temporary emergency or other temporary situation, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking, and Tenant shall be entitled to the award for its interest.

         11.04 CONDEMNATION AWARDS. Except as provided in the preceding Section 11.03, Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of Tenant's Property or the loss of Tenant's Leasehold Improvements, provided that such award does not diminish or reduce the amount of the award payable to Landlord.

         11.05 PRORATION. In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, then the Annual Base Rent and Tenant's Proportionate Share shall be adjusted in proportion to that portion of the Premises taken by such condemnation or other taking and Tenant's Proportionate Share.

                     ARTICLE 12. ASSIGNMENT AND SUBLETTING

         12.01 ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, assign, mortgage, encumber or otherwise transfer this Lease or any interest herein directly or indirectly, by operation of law or otherwise, or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such action, a "TRANSFER"). If at any time or from time to time during the Term, when no Event of Default has occurred and is continuing, Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice ("TRANSFER NOTICE") setting forth the terms of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (each a "TRANSFEREE"). Tenant shall also deliver to Landlord with the Transfer Notice an acceptable assumption agreement for Tenant's obligations under this Lease together with all relevant information requested by Landlord concerning the proposed Transferee to assist Landlord in making an informed judgment regarding the financial responsibility, creditworthiness, reputation, and business experience of the Transferee. Tenant shall reimburse Landlord promptly for all reasonable out-of-pocket expenses incurred by Landlord including reasonable attorneys' fees in connection with the review of Tenant's request for Landlord's approval of any Transfer. The provisions of this Section 12.01 shall apply to a transfer (by one or more Transfers) of fifty percent (50%) or more of the interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such Transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Section.

         12.02 LANDLORD'S OPTIONS. Landlord shall have the option, exercisable by written notice delivered to Tenant within thirty (30) days after Landlord's receipt of a Transfer Notice accompanied by the other information described in
Section 12.01, to: (a) permit Tenant to Transfer the Premises; or (b) disapprove the Tenant's Transfer of the Premises and to continue the Lease in full force and effect as to the entire Premises. (c) if the Tenant proposes to sublease more than fifty (50%) percent of the rentable square footage, terminate the Lease as to the portion of the Premises affected by the Transfer as of the date set forth in Landlord's notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice. If Landlord exercises its option to terminate this Lease (or in the case of a partial sublet to release Tenant with respect to a portion of the Premises), Tenant shall surrender possession of such Premises on the date set forth in Landlord's notice, and thereafter neither Landlord nor Tenant shall have any further liability with respect thereto. If this Lease shall be terminated as to a portion of the Premises only, Rent and Tenant's parking allocation shall be readjusted proportionately according to the ratio that the number of square feet and the portion of the space surrendered compares to the floor area of Tenant's Premises during the Term of the proposed sublet. The provisions of this section shall not apply to a sublease or assignment of all or any portion of the Premises to an entity affiliated with and under the common control of Tenant ("Affiliated Entity").

         12.03 ADDITIONAL CONDITIONS.

            (a) Tenant shall not offer to make, or enter into negotiations with respect to any Transfer to: (i) any tenant of the Building or Project or any entity owned by, or under the common control of, whether directly or indirectly, a tenant in the Building or Project unless there is no competing space then available for leases therein; or (ii) any party with whom Landlord (or its affiliate) is then negotiating with respect to other space in the Building or Project unless there is no competing space then available for leases therein; or
(iii) any party which would be of such type, character, or condition as to be inappropriate as a tenant for the Building. It shall not be unreasonable for Landlord to disapprove any proposed assignment, sublet or transfer to any of the foregoing entities.

            (b) If Landlord approves of the proposed Transfer pursuant to
Section 12.01 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions: (i) the Transfer shall be on the same terms set forth in the Transfer Notice, and (ii) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument effecting the Transfer (in the form approved by Landlord) has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease; and (iii) Tenant shall provide Landlord with a written ratification agreement from each guarantor of this Lease in form and substance satisfactory to Landlord.

         12.04 NO RELEASE. No Transfer shall be effective unless approved in writing by Landlord. Landlord's consent to a Transfer shall not release Tenant of Tenant's obligations under this Lease and this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). From and after any Transfer, the Lease obligations of the Transferee and of the original Tenant named in this Lease shall be joint and several. No acceptance of Rent by Landlord from or recognition in any way of the occupancy of the Premises by a Transferee shall be deemed a consent to such Transfer, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer. Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant's permitted Transferees, shall constitute a violation thereof by Tenant. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

         12.05 TRANSFER PROFIT. Fifty percent (50%) of any rent and other economic consideration received by Tenant as a result of such Transfer to an entity other than an Affiliated Entity in which case the Tenant shall keep all excess rent, which exceeds, in the aggregate, (a) the total of the remaining rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) plus (b) any reasonable tenant fit-up costs, brokerage commissions and attorneys' fees actually paid by Tenant in connection with such Transfer (specifically excluding moving or relocation costs paid to the Transferee), shall be paid to Landlord on a monthly basis within ten

(10) days after receipt thereof as Additional Rent under this Lease, without affecting or reducing any other obligations of Tenant hereunder. Each such payment shall be sent with a detailed statement. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement.

                       ARTICLE 13. DEFAULTS AND REMEDIES

         13.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (each an "EVENT OF DEFAULT") hereunder:

            (a) NONPAYMENT OF ANNUAL BASE RENT OR ADDITIONAL RENT. Failure by Tenant to pay any installment of Annual Base Rent or Additional Rent due and payable hereunder, upon the date when said payment is due; provided, however, on two(2) occasions only during any Lease Year, Landlord shall permit Tenant a 5-day grace period from the date when said payment is due to cure such failure.

            (b) CERTAIN OBLIGATIONS. Failure by Tenant to perform, observe or comply with any obligation, agreement or covenant contained in Sections 7.05 ("HAZARDOUS SUBSTANCES"), 8.02 ("ALTERATIONS"), Section 9.01 ("TENANT'S INSURANCE") and Article 12 ("ASSIGNMENT AND SUBLETTING") of this Lease or failure by Tenant to perform observe or comply with any obligation, agreement or covenant, after the expiration of all applicable notice and cure periods, contained in a certain Lease dated October 20, 1999 for approximately 3083 rentable square feet at the Project ____________by and between Wilton Executive Campus Associates, as Landlord__________and Tenant ( the "Data Center Lease") or a certain Lease dated_October 20, 1999 for approximately 20,058 rentable square feet at the Project by and between Landlord and Tenant.

            (c) OTHER OBLIGATIONS. Failure by Tenant to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraph (a) or (b) of this Section 13.01, such failure continuing for thirty (30) days after written notice by Landlord to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within sixty (60) days following the date of Landlord's written notice with respect to such failure.

            (d) ABANDONMENT. Abandonment of the Premises by Tenant for a continuous period in excess of twenty (20) business days.

            (e) ASSIGNMENT; RECEIVERSHIP; ATTACHMENT. (i) The making by Tenant of any arrangement or assignment for the benefit of creditors; (ii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iii) the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

            (f) BANKRUPTCY. The admission by Tenant or Tenant's guarantor (if any) in writing of its inability to pay its debts as they become due, the filing by Tenant or Tenant's guarantor (if any) of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Tenant's guarantor (if any) of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Tenant's guarantor (if any) in any such proceeding or, if within forty-five (45) days after the commencement of any proceeding against Tenant or Tenant's guarantor (if any) seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant's creditors or such guarantor's creditors, such proceeding shall not have been dismissed.

         13.02 REMEDIES. Upon the occurrence of any Events of Default by Tenant which is not cured by Tenant within the grace periods specified in Section 13.01 hereof, if any, Landlord shall have the following rights and remedies, in addition to all other rights or remedies available to Landlord in law or equity:

            (a) Landlord may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the Term hereby demised, and all rights of Tenant under this Lease shall expire and terminate. Upon any termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord. Following any such termination, Landlord may, without further notice, enter the Premises, and any portions thereof, and take possession thereof by summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and Landlord shall have the right to receive all rental and other income of and from the same.

            (b) At Landlord's election, without terminating this Lease, Landlord may, without re-entry, recover possession of the Premises in the manner prescribed by any statute relating to summary process, and any demand for the Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature, to which Tenant may be entitled, are hereby specifically waived. Landlord may relet the Premises for the account of Tenant. No such termination of Tenant's right to possess the Premises under this Section 13.02(b) shall relieve Tenant of its liabilities and obligations under this Lease (as if such right of possession had not been so terminated or expired), and such liabilities and obligations shall survive any such termination of Tenant's possessory interest. In the event of any such termination of this Lease or Tenant's right of possession, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay the Landlord a sum equal to the Rent and any other charges required to be paid by Tenant up to the time of such termination of such right of possession and thereafter Tenant, until the end of the Term, shall be liable to Landlord for and shall pay to Landlord: (i) the equivalent of the amount of the Rent payable under this Lease, less (ii) the net proceeds of any reletting effected pursuant to the provisions hereof after deducting all of Landlord's "Reletting Expenses" (as defined in Section 13.02). Tenant shall pay such amounts in accordance with the terms of this Section 13.02(b) as set forth in a written statement thereof from Landlord to Tenant (hereinafter, the "DEFICIENCY") to Landlord in monthly installments on the days on which the Annual Base Rent is payable under this Lease, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise. Tenant shall also pay to Landlord upon demand the costs incurred by Landlord in curing Tenant's defaults existing at or prior to the date of such termination and the cost of recovering possession of the Premises. Tenant agrees that Landlord may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Landlord, including attorneys' fees and costs incurred in connection with such suits shall be payable by Tenant on demand.

            (c) At any time after an Event of Default and termination of the Lease by Landlord, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 13.02(b), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default and in lieu of any subsequent Deficiency (but without limitation of the provisions of subsection (f) hereof):

                        (i) all Rent and other sums due and payable by Tenant on
            the date of termination; plus


                        (ii) the costs of curing Tenant's defaults existing at
            or prior to the date of termination; plus

                        (iii) the cost of recovering possession of the Premises
            and the Reletting Expenses; plus

                        (iv) an amount equal to the difference between the then
            present worth of the aggregate of the Rent and any other charges to be paid by Tenant hereunder for the then unexpired term of this Lease (assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair market rent of the Premises for the same period (taking into account rentals received by Landlord under a replacement Lease of the Premises). In the computation of present worth, a discount at the then market discount rate as reasonably determined by Landlord shall be employed.

            (d) In connection with any reletting of the Premises following an Event of Default, Landlord shall be entitled to grant such rental and economic concessions and other incentives as may be customary for similar space in eastern Fairfield County.

            (e) Any and all property belonging to Tenant or to which Tenant is or may be entitled which may be removed from the Premises by Landlord pursuant to the authority of this Lease or applicable law, may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control.

            (f) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed exclusive of any of the others.

            (g) For purposes of this Section 13.02, "RELETTING ALTERATIONS" shall mean all repairs, made by Landlord in or to the Premises to the extent deemed reasonably necessary by Landlord to prepare the Premises for the re-leasing following an Event of Default; and "RELETTING EXPENSES" shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, management fees, attorneys' fees, the costs of Reletting Alterations, operating expenses and rent and other economic concessions reasonable and customary in Fairfield County at the time, provided to the new tenant.

         13.03 LANDLORD'S RIGHT TO CURE DEFAULTS. If the Tenant shall default in the observance or performance of any condition or covenant on Tenant's part to be observed or performed under or by virtue of any of the provisions of this Lease, and such default continues beyond any applicable notice and cure period or Landlord reasonably determines that an emergency exists, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent pursuant to Section
4.04 hereof and if not so paid with interest from its due date until paid at the lesser of eighteen (18%) percent per annum or the maximum legal rate that Landlord may charge Tenant.

         13.04 NO ACCORD AND SATISFACTION. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent, or
(ii) pursue any other remedy provided in this Lease.

         13.05 ARBITRATION. Any dispute arising out of or relating to Article 5 of this Lease (with respect to the issues expressly stated therein) shall be submitted to and determined in binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within 30 days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association on application by either party. The arbitrator shall have authority to fashion such just, equitable and legal relief as he, in his sole discretion, may determine. The parties agree that the arbitration hearing shall be held within thirty (30) business days following notification to the parties of the appointment of such arbitration, and that the arbitration proceedings shall be concluded within thirty (30) business days following the first scheduled arbitration hearing. Each party shall bear all its own expenses of arbitration and shall bear equally the costs and expenses of the arbitrator. All arbitration proceedings shall be conducted in the City of Stamford, State of Connecticut. Landlord and Tenant further agree that they will faithfully observe this agreement and rules, and that they will abide by and perform any award rendered by the arbitrator and that a judgment of the court having jurisdiction may be entered upon the award. The duty to arbitrate shall survive the cancellation or termination of this Lease. Landlord and Tenant further agree that in addition to the discovery rights available to them under the Commercial Arbitration Rules they shall have all rights of discovery available to litigants pursuant to the Connecticut Rules of Court then appertaining.

         13.06 INDIRECT DAMAGES. Notwithstanding any provision of this Lease to the contrary (except Section 2.02), none of the provisions of this Lease shall cause either party to be liable to the other party, or anyone claiming through or on behalf of such other party, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues.

         13.07 Waivers. TENANT HEREBY REPRESENTS, COVENANTS AND AGREES THAT IT IS ENGAGED PRIMARILY IN COMMERCIAL PURSUITS, AND THAT THE LEASE IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF SECTION 52-278a(a) OF THE CONNECTICUT GENERAL STATUTES (REV. 1958), AS AMENDED. TENANT HEREBY WAIVES ALL RIGHTS TO NOTICE, PRIOR JUDICIAL HEARING OR COURT ORDER UNDER SECTION 52-278a ET SEQ. OF THE CONNECTICUT GENERAL STATUTES (REV. 1958) AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDIES THE LANDLORD MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER.

      13.08 CLAIMS IN BANKRUPTCY. Nothing herein shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of any such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damage referred to above. Without limiting any of the provisions of this Article 13, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 12, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of cash security with Landlord in any amount equal to all Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant's property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth indicating said assignee's reasonable ability to pay the Rent, and abide by the terms of this Lease for the remaining portion thereof applying commercially reasonable standards.

      ARTICLE 14. NONDISTURBANCE AND RIGHTS OF MORTGAGE HOLDERS

      14.01 SUBORDINATION.

            (a) Subject to the provisions of this Section 14.01, without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease and Tenant's tenancy hereunder are and shall be automatically subject and subordinate at all times to
(a) the lien (and the terms and conditions) of any mortgage that may now exist or hereafter be executed in any amount for which the Site, the Building, or Landlord's interest or estate in any of said items is specified as security; and
(b) renewals, modifications, consolidations, replacements, and extensions of any of the foregoing. Landlord agrees to obtain from the holders of any mortgage lien on the Site and the Building or Site (collectively, "LANDLORD'S MORTGAGEE") a recordable instrument by which Landlord's Mortgagee shall agree not to disturb Tenant's possession and occupancy of the Premises or join Tenant in any such action as a party defendant so long as Tenant is not in default in the performance or observance of any of the terms, covenants or conditions contained in the Lease.

            (b) In the event that any such first mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of Landlord's Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) days following delivery of request by Landlord, Landlord's Mortgagee, or by Landlord's successor in interest and in the form requested by Landlord, Landlord's Mortgagee, or by Landlord's successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such first mortgage, which additional documents shall be satisfactory to Landlord, Landlord's Mortgagee, and Landlord's successors in interest.

            (c) If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall assume and perform Landlord's obligations under this Lease only while it is the fee owner of the Building and shall not be (i) liable for any breach, act or omission of any prior landlord, including Landlord; (ii) subject to offsets, claims or defenses which Tenant might have against prior landlords; (iii) bound by the payment of Annual Base Rent or Additional Rent or other payment in lieu of rent which Tenant may have paid to any prior landlord for more than thirty (30) days in advance of its due date; (iv) bound by any assignment, surrender, termination, waiver, lease amendment or modification of or affecting this Lease made without its consent; or (v) bound by any of the construction obligations of Landlord under this Lease.

      14.02 NOTICES. If Tenant is given written notice of the identity and address of Landlord's Mortgagee, then Tenant shall give to such Landlord's Mortgagee written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such Landlord's Mortgagee shall be given the opportunity to cure Landlord's default within the thirty (30) days following such written notice; provided, however, that said thirty (30) day period shall be extended so long as within said thirty (30) day period such party has commenced to cure the default and such party is proceeding with due diligence (including the exercise of its remedies against Landlord if necessary to obtain possession of the Premises) to effect such cure.

      14.03 ESTOPPEL CERTIFICATES. Tenant shall at any time, and from time to time, upon not less than five (5) days prior written notice from Landlord execute, acknowledge and deliver to Landlord, to any prospective purchaser, or Landlord's Mortgagee, a written certificate of Tenant in form and substance reasonably satisfactory to Landlord, or Landlord's Mortgagee stating, in part: (a) whether Tenant has accepted the Premises and the commencement date and termination date of this Lease; (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and has not been assigned; (c) that there are not, to Tenant's best knowledge, any uncured defaults on the part of the Landlord or Tenant hereunder, or specifying any defaults that may exist; (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same); (e) whether Tenant has received all required contributions from Landlord on account of Tenant's improvements; (f) the dates, if any, to which the Annual Base Rent and Additional Rent and other charges under this Lease have been paid and the amounts of said Annual Base Rent and Additional Rent, and that no Annual Base Rent, Additional Rent, or security deposit has been paid in advance of its due date, and (g) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Section 14.03 may be relied upon by Landlord and any prospective purchaser or Landlord's Mortgagee of any part of the Building.

      14.04 QUIET ENJOYMENT. Upon Tenant paying the Annual Base Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to the rights of Landlord's Mortgagee.

                               ARTICLE 15. NOTICES

      15.01 MANNER OF NOTICE.

            (a) All notices, demands and other communications ("NOTICES") permitted or required to be given under this Lease shall be in writing and sent by personal service, telecopy transmission (if a copy thereof is also sent on the same day by a nationally recognized overnight courier service), certified mail (postage prepaid) return receipt requested or by a nationally recognized overnight courier service, (a) to Tenant (i) at 274 Riverside Avenue, Westport, Connecticut 06880, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Building if sent subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant's vacating, abandoning or surrendering the Premises, with a copy of all notices to be sent to Jonathan A. Flatow, Esq., Wake, See, Dimes & Bryniczka, 27 Imperial Ave., Westport, CT 06880 and (b) to Landlord at P.O. Box 703, Westport, Connecticut 06881 or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this
Section 15.01.

            (b) Notices shall be deemed to have been given (i) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee if delivered by personal service) if personal service is used, (ii) on the date of transmission if sent before 4:00 p.m. (Hartford time) on a business day when telecopy transmission is used, (iii) the sooner of the date of receipt or the date that is three (3) days after the date of mailing thereof if sent by postage pre-paid registered or certified mail, return receipt requested, and (iv) one (1) day after being sent by Federal Express or other reputable overnight courier service (with delivery evidenced by written receipt) if overnight courier service is used.

                            ARTICLE 16. MISCELLANEOUS

      16.01 BROKERS. Landlord and Tenant warrant to each other that they have had no dealings with any broker, agent or finder in connection with this Lease except Reliance Property Group and Cushman & Wakefield of CT. Landlord agrees to pay the commissions due to such brokerage companies pursuant to separate agreements. Both parties hereto agree to protect, indemnify and hold harmless the other from and against any final judgment relating to compensation, commissions and charges claimed by any other broker, agent or finder not identified above with respect to this Lease or the negotiation thereof that is made by reason of any action or agreement by such party.

      16.02 ATTORNEY'S FEES. If on account of any default by Tenant in Tenant's obligations under the terms of this Lease, it becomes necessary or appropriate for Landlord to employ attorneys to enforce any of Landlord's rights or remedies hereunder, Tenant shall pay as Additional Rent hereunder all reasonable fees of such attorneys incurred in connection with any action to enforce such rights and remedies in which the landlord prevails and all reasonable costs so incurred. If on account of any default by Landlord of Landlord's obligations under this Lease, it becomes necessary or appropriate for Tenant to employ attorneys to enforce Tenant's rights and remedies hereunder, Landlord shall pay Tenant all reasonable attorney's fees incurred in connection with any action to enforce such rights and remedies in which the Tenants prevails and all reasonable costs so incurred.

      16.03 SITE DEVELOPMENT. Landlord reserves the right to design, develop and operate an additional building and related improvements adjacent to the Building. Landlord reserves the right to enter into agreements necessary for shared parking and other shared amenities. Landlord shall use all reasonable efforts to avoid disturbing or impairing Tenant's right to quite possession by virtue of any site development reserved hereunder

      16.04 NO MERGER. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.

      16.05 EASEMENTS. Landlord reserves the right, from time to time, to grant easements and rights, make dedications, agree to restrictions and record maps affecting the Project as Landlord may deem necessary or desirable, so long as such easements, rights, dedications, restrictions, and maps do not unreasonably interfere with the use of the Premises by Tenant; and this Lease shall be subordinate to such instruments.

      16.06 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord's Mortgagee.

      16.07 NO WAIVER. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No reference to any specific right or remedy shall preclude the exercise of any other right or remedy permitted hereunder or that may be available at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.

      16.08 BIND AND INURE. The terms, provisions, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided herein, their respective heirs, legal representatives, successors and assigns.

      16.09 LANDLORD'S LIABILITY.

            (a) The term "Landlord" as used herein and throughout the Lease shall mean only the owner or owners at the time in question of Landlord's interest in this Lease. Upon any transfer of such interest, from and after the date of such transfer, Landlord herein named (and in case of any subsequent transfers the then transferor) and each of its partners, principals, shareholders, beneficiaries or co-tenants, as the case may be, ("LANDLORD'S CONSTITUENT PARTIES") shall be relieved of all liability for the performance of any obligations on the part of the Landlord contained in this Lease, provided that any monies in the hands of Landlord or the then transferor at the time of such transfer, in which Tenant has an interest, shall be delivered to the transferee.

            (b) The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns, only during their respective periods of ownership, provided, however, that Landlord and each of Landlord's Constituent Parties shall be under no personal liability with respect to any of the provisions, covenants or agreements of this Lease. If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform any of its obligations under this Lease, Tenant shall be limited for the satisfaction of the money judgment solely to Landlord's interest in the Building and no other property or assets of Landlord or Landlord's Constituent Parties shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of the money judgment.

      16.10 INTERPRETATION. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

      16.11 FORCE MAJEURE. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's control including, without limitation, civil commotion, war, labor disputes or strikes, governmental regulations or controls, inspection delays by governmental authorities, delays in obtaining governmental permits not occasioned by Landlord's delays, mistakes, errors or omissions, inability to obtain any material or services, casualty, acts of God, or the elements. Tenant shall similarly be excused for delay in the performance of obligations hereunder provided: (a) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money; (b) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and (c) Tenant shall not be entitled to rely upon this Section unless it shall advise Landlord in writing, of the existence of any force majeure preventing the performance of an obligation of Tenant promptly after the commencement of the force majeure.

      16.12 JOINT AND SEVERAL. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several.

      16.13 ENTIRE AGREEMENT. This Lease, including the Exhibits hereto, which are made part of this Lease, contain the entire agreement of the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Annual Base Rent or Additional Rent under this Lease, result in any liability of Landlord or Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

      16.14 AUTHORITY. If Tenant signs as a corporation or a partnership, each person executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant is duly qualified to do business in Connecticut, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is duly authorized to do so and that no other signatures are necessary. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

      16.15 GOVERNING LAW. This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Connecticut.

      16.16 SURVIVAL. All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive expiration or sooner termination of this Lease.

      16.17 BUILDING NAME. The Building and the Project may be known by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant's consent upon thirty (30) days prior written notice to Tenant.

      16.18 SUBMISSION. Submission of this instrument for examination does not constitute a reservation of or option for lease of the Premises, and it is not effective as a lease or otherwise until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each.

                           ARTICLE 17. OPTION TO RENEW

      17.01 OPTION (a) In the event, but only in the event, that a) Tenant complies with all provisions of this entire Article as and when required, and b) at the time of the expiration of the then current term ("current term"), 1) Tenant, has not been in material default of the terms and provisions of this Lease during the last 18 months of the Current Term, and 2) this Lease shall then be in full force and effect, Tenant shall have the option to extend the term of this Lease for two (2) successive five (5) year terms (each an "option term") commencing at midnight on the date on which the then current term terminates. In the event Tenant elects to exercise its option, Tenant shall so notify Landlord by giving Landlord written notice ("Notice to Landlord") received by Landlord no later than nine (9) months prior to the expiration of the then current term. Each option term shall be on the same terms, covenants and conditions as the initial term except for the amount of the Annual Base Rent and further except that there shall be absolutely no option whatsoever to extend the term of this Lease beyond such option terms.

      (b) The Annual Base Rent payable during each Lease Year of each option term shall be equal to the prevailing market rental rate for office space located within Landlord's buildings at the Project or within the local market at the time of commencement of each option term, as determined by agreement between Landlord and Tenant. If Tenant exercises its option as provided above, it shall specify in such notice its evaluation of the fair rental value of the Demised Premises ("Tenant's Rent") for the option term . Within one (1) month thereafter, Landlord shall send to Tenant a notice stating either (i) Landlord's agreement with Tenant's Rent, in which event such amount shall be fixed as the rent payable by Tenant for the option term or (ii) Landlord's evaluation of such fair rental value ("Landlord's Rent"). If Landlord and Tenant are unable to agree upon such fair rental value within three months from the date of sending the notice described in (ii)) above, the matter shall be determined by arbitration under this Lease. The arbitrator's determination of the fair rental value of the Demised Premises for the option term may not, in any event, be less than Tenant's Rent nor more the Landlord's Rent. In no event, however, shall the Annual Base Rent due and payable during each option term be less than the Annual Base Rent payable for the immediately preceding Lease Year. Tenant shall continue to pay Landlord the Annual Base Rent (and any Additional Rent) due under this Lease at the rate being paid during the immediately preceding Lease Year until such time as the Annual Base Rent for the option term has been determined pursuant to this Section. All adjustments to said Annual Base Rent shall be due and payable in full on the first day of the month following such determination.

                            ARTICLE 18. CANCELLATION

      18.01 CANCELLATION. In the event, but only in the event that (a) Tenant complies with all provisions of this entire Article, as and when required, and at the time of Tenant's exercise of its right to cancel Tenant is not in default of all terms and/or provisions of this Lease, Tenant is hereby granted the right to cancel this Lease at any time and for any reason after the end of the 84th month after the Commencement Date of this Lease provided that:

            (a) Tenant shall have notified Landlord by giving Landlord written notice ("Termination Notice") received by Landlord no later than nine (9) months prior to the date Tenant proposes to surrender the Premises to the Landlord (the "Termination Date");

            (b) Tenant actually surrenders the Premises on the Termination Date; and

            (c) Tenant pays to Landlord at the time Tenant delivers the Termination Notice to Landlord a Termination Fee equal to one hundred percent (100%) of the Landlord's unamortized costs defined herein. The term "unamortized costs" shall mean Costs incurred by the Landlord, amortized on a nine year schedule beginning on the Commencement Date and assuming equal monthly payments of principal and interest, with interest at a rate equal to one percent (1%) over the prime rate of Citibank, N.A. on the Commencement Date. The Term "Costs" shall mean and refer to all actual expenditures of the Landlord, for alterations and improvements in connection with this Lease , all leasing commissions paid by Landlord, legal fees actually paid by Landlord in connection with the preparation, execution and delivery of the Leases and any documents or instruments delivered to Landlord or Tenant in connection with the Leases, architectural fees, and all other fees and expenses of whatever kind or nature related to the entering into, the execution and delivery of these Leases and the performance of Landlord's obligations pursuant to the Leases which do not and did not constitute Additional Rent and which were not otherwise paid by Tenant or others..

                            ARTICLE 19. GROUND LEASE

      19.01 Tenant acknowledges that Landlord has entered into a certain ground lease (the "Ground Lease") (a copy of which (with basic rent provisions deleted) is attached hereto as Exhibit "E") wherein Landlord has agreed to lease a portion of the site upon which the Building is located from Wilton Executive Campus Associates for an initial term of seventy-five (75) years. Landlord warrants and represents to Tenant that the Ground Lease is in full force and effect and that Landlord is not in default thereof and knows of no facts or circumstances that would give rise to a default if such facts or circumstances came to the attention on the Ground Lease Landlord. Landlord further warrants and represents to Tenant that it will, for the entire Term and any extensions and renewals thereof fully perform all of the covenants and agreements contained in the Ground Lease and will provide Tenant prompt written notice of any Landlord default thereunder, including but not limited to copying Tenant with any notice of default received by Landlord from the Ground Lease Landlord. In the event that Landlord is in default of the Ground Lease and fails to cure such default within the cure periods provided in the Ground Lease, Tenant may, at its option, and after ten (10) days written notice to Landlord of its intention to do so, cure Landlord's default and deduct the total cost of such cure from the Base Rent next coming due until the cost of cure is recovered.

      19.02 Tenant agrees that this Lease and its interest hereunder shall be subordinate to the Ground Lease, any first mortgage, deed of trust and/or other security instrument hereafter placed upon the Ground Lease, the Building or the Demised Premises and/or on any portion of the Executive Campus by Wilton Executive Campus Associates or the Landlord, and to any and all advances made or to be made thereunder, to the interest thereof, and all renewals, replacements and extensions thereof. Landlord shall provide Tenant with a non-disturbance agreement from the Ground Lease Landlord and non-disturbance agreements from all mortgagees holding a mortgage covering the ground subject to the Ground LeaseTenant shall have the right to file a Notice of Lease on the Wilton Land Records in accordance with C.G.S.A. Section 47-19.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

WITNESSESS                                LANDLORD:

                                          WILTON CAMPUS PROPERTIES, LLC


-------------------------------

                                          By
-------------------------------              -------------------------------
                                             Name:
                                             Title:


                                          TENANT:

                                          GREENFIELD ONLINE, INC.


--------------------------------

                                          By:
-------------------------------              -------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A

                                    Premises

                                    EXHIBIT B

                                Legal Description

All that certain tract, piece or parcel of land situated, lying and being in the Town of Wilton, County of Fairfield and State of Connecticut, said parcel being made particularly bounded and described as follows:

Beginning at a point on a westerly street line of River Road, said point located an arc distance of 47.48 feet measured southerly along said street line from the intersection of the division line between land of Wilton Shopping Center Limited Partnership and land of Wilton Executive Campus Associates, then running southerly along said westerly street line the following courses:

      An arc length of 45.31 feet along a circular curve to the left having a radius of 560.00 feet.

      South 1(degree)59'36" East, a distance of 278.87 feet.

then turning and running through land of Wilton Executive Campus Associates the following courses:

      North 88(degree)00'24" West, a distance of 125.00 feet, North 1(degree)56'36" West, a distance of 258.22 feet, North 66(degree)53'00" West, a distance of 88.65 feet, North 23(degree)07'00" East, a distance of 8.50 feet, North 66(degree)53'00" West, a distance of 16.00 feet, North 23(degree)07'00" East, a distance of 1.50 feet, North 66(degree)53'00" West, a distance of 55.83 feet, South 23(degree)07'00" West, a distance of 1.50 feet, North 66(degree)53'00" West, a distance of 16.00 feet, North 23(degree)07'00" East, a distance of 105.00 feet, South 66(degree)53'00" West, a distance of 263.36 to the point or place of beginning, containing 1.3888 Acres, more or less,

including a License to Use in common with others subject to Landlord's designation of restrictions, rules and regulations (which may be promulgated from time to time) over and on Parking License Area X, Parking Easement Y and License Parking Area Z as shown on Map No. 4409 on file in the Wilton Land Records. Subject to all easements, covenants, restrictions, mortgages and related liens, now or in the future of record, and Landlord's reservation of the right to construct structures, underground utility lines, pipes, wires, ducts, conduits, sewer lines and other facilities on said premises and to grant easements, rights of way, licenses, etc., for any and all purposes as Landlord may require.

                                    EXHIBIT C

                           Base Building Improvements

      At no cost to Tenant, Landlord either has, or shall, supply, furnish, install and finish the following items in full compliance with all applicable laws (including, without limitation, the ADA), regulations and building codes, all at Landlord's sole cost and expense, which shall not be deducted from Landlord's Allowance, and which shall comprise, and are hereby defined as, the "Base Building":

1)    Service Core.

      a) Stairways in compliance with code, the base building plans delivered to Tenant's architect (the "Base Building Plans"), and Tenant's type of occupancy and use.

      b) Electrical, telephone, janitorial and mechanical rooms to the extent located on the floor as specified by Tenant's architect in consultation with Landlord.

      c) Men's and women's washrooms in the Demised Premises in compliance with the Base Building Plans, all applicable laws (including, without limitation, the ADA) and codes and finished with:

            i) Ceramic tile floors and wainscot to four foot above finish floor.

            ii)   Other walls and ceilings finished;

            iii) Counter sink, accessories, fixtures, trim lighting and all mechanical and plumbing services completed; and

            iv)   Other lighting sufficient for first class washrooms.

            v) Tenant to be consulted on type of tile, fixtures, coverings and finishes, all to building standard.

      d)    Water and drainage.

            i) Three water coolers installed in compliance with all applicable laws (including, without limitation, the ADA) and codes.

      e) Two (2) elevators installed and operational as designed to operate at 100 FPM. Lower level lobby complete with marble floor, HVAC and wall covering to building standard.

2)    Core Doors.

      a) Building Standard solid core doors for stairwells, mechanical and janitorial and washrooms all installed, primed, sanded, and ready to receive paint or other Tenant finish.

      b) Doors furnished and complete with frame, hardware, locking devices and closers.

3)    Walls and Windows.

      a)    Exterior windows installed and sealed.

      b) Insulation where applicable (from slab-to-slab), installed and sealed.

      c) Perimeter walls, lower level elevator lobby walls, all installed, clad with sheetrock, taped, sanded and ready to receive paint or other Tenant finish.

4)    Floors.

      a)    Smooth and level concrete floors with troweled finish.

      b) Design to support a minimum live load of 50 lbs. per square foot and an additional partition load of 20 lbs per square foot.

      c)    Smooth, level and ready to receive carpeting, tile, marble or wood.

5)    HVAC.

      a) HVAC systems in place, each with its own main trunk, but excluding distribution within the Premises.

      b) Landlord will supply an HVAC system to provide one ton of cooling per 375 sq. ft. of gross premises area, all with up to 12 split system heat pumps.

6)    General Exhaust.

      a)    An installed general exhaust system for washrooms.

7)    Electrical/Power.

      a) Electric provided to one electrical closet in the Demised Premises, to be located by Tenant's Architects in consultation with Landlord's Architect and terminated in a distribution panel with transformer.

      b) Landlord to provide 480\277 V three phase current and sufficient amperage that may be required for a first class office building with minimum of 500 amps all in accordance with standards of National Electric Code.

8)    Life Safety.

      a) A sprinkler system installed in compliance with code, including main loop connected to core and drops in place with heads" installed per code for an unimproved (non-occupied) floor.

      b)    Exit signs and emergency lighting at all stairwells.

      c)    Smoke detectors as required by code.

      d)    Fire horns as required by code for core construction.

9)    Conduit Communications System.

      a) Landlord will supply three 4 inch PVC conduits, installed underground, that will connect main lower level electrical room in the Building to Data Center in the Wilton Executive Campus building. The conduits will contain "Pull Ropes" and will be configured to accept the installation of fiber optic cable. Installation and all material in conduit all at Tenant's sole cost.

      b) Tenant shall be responsible for any cabling and wiring within the conduit.

10) Landlord will consult with Tenant and Tenant's Architect to discuss location of core washroom configurations and pipe chases at the Demised Premises.

                                    EXHIBIT D

                        Rules and Regulations Attached to

                          and Made a Part of this Lease

      1. Tenant shall not display, inscribe, print, paint, maintain or affix on any place or in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises and on the Directory Boards, and then only such name or names and matter, and in such color, size, style, place and materials, as shall first have been approved in writing by Landlord.

      2. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities or, which in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and shall not use the name of the Building for any purpose other than as the business address of Tenant, and Tenant shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's prior written consent.

      3. Tenant shall not use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein (except any convenience kitchen), or use any illumination other than electric light, or use or permit to be brought into the Building any flammable oils or fluids such as gasoline, kerosene, naptha, and benzine, or any explosives, radioactive materials or other articles deemed hazardous to life, limb or property.

      4. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord or with the terms and conditions of any collective bargaining agreement to which Landlord or Landlord's agents or contractors may be a party.

      5. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, and Tenant shall not cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the public places in the Building.

      6. No Tenant shall have any property stored outside, except with the prior consent of Landlord.

      7. All sidewalks, halls, passages, exits, entrances, elevators, lobbies and stairways of the Building, if any, shall not be obstructed by any Tenant or used by him for any purpose other than for ingress to and egress from his respective Premises no shall any door be locked during normal business hours. No Tenant and no employees or invitees of Tenant shall go upon the roof of the Building.

      8. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any door of the Premises, except with the prior consent of Landlord, which consent shall not be unreasonably withheld.

      9. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

      10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals, fish or birds, bicycles or other vehicles be brought in or kept in or about the Premises or the Building. All bicycles shall be parked in areas designated by Landlord at the Building.

      11. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

      12. Landlord will direct Tenant as to where and how telephone and telegraph wire are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

      13. Each Tenant, upon the termination of his tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay the Landlord therefor.

      14. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

      15. No vending machine or machines of any description shall be installed, maintained or operated outside the Premises without the written consent of Landlord. Should tenants desire vending machines of any type within their Premises, such vending machines shall be provided, maintained and serviced by Landlord or Landlord's designee.

      16. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

      17. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Landlord and strictly in accordance with all applicable law.

      18. Tenant's use of the Common Areas shall be limited to access and parking purposes and under no circumstances shall Tenant be permitted to store any goods or equipment, conduct any operations or construct or place any improvements, barriers or obstructions in the Common Areas, or otherwise adversely affect the appearance thereof, without the prior consent of Landlord.

      19. Tenant agrees to handle and dispose of all rubbish, garbage, and waste from Tenant's operations in accordance with regulations established by Landlord and not permit the accumulation or burning of any rubbish or garbage in, or about any part of the Building.

      20. Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or of the Building in which the same are located, or any part thereof.

      21. Tenant shall not use the plumbing facilities for any purpose other than for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units, or otherwise.

      22. Tenant shall not subject any fixtures, furnishings or equipment in or on the Premises and affixed to the realty, to any mortgages, liens, conditional sales agreements or encumbrances without the Landlord's prior written consent, which shall not be unreasonably withheld.

      23. Tenant shall not install any awnings or curtains, blinds, shades or screens in, on or outside the Premises which are visible to public view outside the Premises without the Landlord's prior written consent, which shall not be unreasonably withheld.

      24. Tenant shall not permit window cleaning or other exterior maintenance and janitorial services in and for the Premises to be performed except by such person(s) as shall be approved by Landlord and except during reasonable hours designated for such purposes by Landlord.

      25. Tenant shall not install, operate or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by Landlord in light of the over-all system and requirements therefor in the Building, or which does not bear underwriters' approval.

      26. Landlord reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its judgment may be necessary or desirable for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional Rules and Regulations which are adopted.

      27. Heating, lighting and plumbing: The Landlord or his agent should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave doors of the Premises unlocked at night.

      28. All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord, and only during such hours and in such elevators as Landlord may reasonably determine from time to time.

      29. Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the building on the window sills of the Premises.

      30. No person shall loiter in the halls, corridors or lavatories.

      31. The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises.

      32. No Tenant shall use any method of heating other than that provided for in the Tenant's lease without the consent of the Landlord.

      33. Any damage caused to the Building or the Premises or to any person or party herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant.

      34. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule or the following Rule.

      35. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the warehousing, manufacture or sale to the general public of beer, wine, liquor, or drugs; for rendition of medical, dental or other diagnostic or therapeutic services; as a barber, beauty or manicure shop; as an employment bureau; or for the preparation, dispensing or consumption of food and beverages in any manner not consistent with office use, unless specifically approved and agreed to in writing by Landlord and only for the exclusive use of Tenant, its employees and visitors. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for sale at retail or auction of merchandise, goods or property of any kind, except for promotional purposes, or for manufacturing, printing, except for the operation of normal business office reproducing or printing equipment and other business machines for Tenant's own requirements at the Premises; provided that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Premises.

      36. Tenant shall not take or permit any action which would impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by occasion or discomfort, annoyance or inconvenience to, Landlord or any other tenants or occupants of the Building. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system and if requested by Landlord shall lower and close drapes and curtains when the sun's rays fall directly on the windows of the Premises.

      37. Tenant shall comply with such rules and regulations governing parking as may be promulgated from time to time by Landlord, including, without limitation, rules and regulations requiring the parking of vehicles in designated spaces or areas or regarding the exclusion of other spaces or areas.

      38. If any governmental license or permit shall be required for the property and lawful conduct of Tenant's business in the Premises, or any part thereof, and if failure to secure such license or permit would in any affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, and failure to procure and maintain same by Tenant shall not affect Tenant's obligations hereunder.

      39. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in such a manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

      40. In the moving, delivery of receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, Tenant shall use and shall cause its employees and contractors and any others making deliveries to the Premises to use hand trucks equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require. No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for moving, delivery or receipt of the aforementioned articles.

      41. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not use the name of the building or its owner in any advertising without the express prior written consent of the Landlord.

Landlord's Initials:                      Tenant's Initials:
                    ---------------                         ------------

                                    EXHIBIT E

                                  Ground Lease

     THIS AMENDED AND RESTATED GROUND LEASE ("Lease"), dated as of February 3, 1998, by and between WILTON EXECUTIVE CAMPUS ASSOCIATES, a Connecticut general partnership acting herein by Albert ft. Kleban, a general partner, duly authorized, having an office at 1300 Post Road East Westport, Connecticut 068800 (herein called the "Landlord"), and WILTON CAMPUS PROPERTIES, LLC, a Connecticut limited liability corporation, having an office at 1300 Post Road East, Westport, Connecticut 06880 (herein called the "Tenant");

                                    ARTICLE I
                                Demised premises

     Section 1.01 Landlord, does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, that real property described in Exhibit A attached hereto ("Demised Premises", "Premises", "'demised premises or premises") consisting of a portion of the land situated on the property known as Wilton Executive Campus, 11-15 River Road; Wilton, Connecticut ("land.", "Land" or "entire property") as described in Exhibit" B attached hereto. The legal description of the Demised Premises is subject to the preparation and approval of a Class A-2 survey of the Demised Premises. Upon such approval, the parties shall execute an amendment to this Lease confining the legal description of the Premises. The Premises. the "Common Areas" (defined below) and the Land upon which the same are located: together with all other improvements thereon and thereunder are collectively referred to as the "Project".

     Section. 1.02: Common Areas. Landlord hereby grants to Tenant during the term of this Lease, a license to use, in Common with the others entitled to roach use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. The term "'Common Areas" as used herein will include all pedestrian sidewalks, landscaped areas, loading are~, roadways, parking areas, rights of way, walking and jogging paths, if my located at the Project that are provided and designated by Landlord for the non-exclusive general use and Convenience of all tenants.

                                   ARTICLE II
                                 Term of Lease

     Section 2.01 (a) The initial lease term ('" Initial Term") is and shall be for the period from January 1, 1999 and expire on December 31, 2074 Mess said Initial Term shall sooner cease and expire pursuant to the provisions of this Lease (the Initial Term together with any option terms is collectively referred to as the "Term").

               (b) The first "'Lease Year" shall begin on January 1, 1999 ( the "Commencement Date" ) and shall end on December 31, 1999. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year.


                                   ARTICLE III
                                      Rent

     Section 3.01: Beginning with the Commencement Date and continuing throughout the Term, Tenant shall pay to or upon the order of Landlord an annual base rental (the .... base rent") as set forth below which shall be payable in consecutive monthly installments on or before the first day of each calendar month ha advance in the monthly amount set forth below, as adjusted by Section 3.02:

Period                       Annual Base gem               Monthly Base Rent
------                       ---------------               -----------------


Lease Years 1-3              $60,000.00                    $5000.00

Lease Years 4-75             $60,000.00 plus               $5,000.00 plus
                             Section 3.02                  Section 3.02
                             adjustment                    adjustment


     Section 3.02 On each three (3) year anniversm2cents of the Commencement Date, the base rent shall be increased from the base rent for the previous Lease Year by a percentage equal to the percentage increase in the CPI (as defined below) from the Commencement Date to such anniversary date of the base rent for the previous Lease Year period multiplied by a fraction, the numerator of which shall be the index number of the CPI (as hereinafter defined) for the month in which the subject Lease year commences, and the denominator of which shall be the index number of the CPI for the product.

     The Term "'CPI'" shall mean the Consumer Price Index for All Urban Consumers, All Items (1982-84~ 100) for the New York area and issued by the Bureau of Labor Statistics of the United States Department of Labor. ha the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the base rent increase set forth above shall be made with the use-of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information.

     Section 3.03: Payment of Rent- All payments of rent shall be made without demand, deduction, counterclaim, set-off, discount or abatement in lawful money of the United States of America.

     Section 3.0.4: Delinquency Charge: If Tenant shall fail to pay any base rent or Additional Rent within ten (10) days after the date same is due and payable, Tenant shall pay to Landlord (a) an administrative fee equal to five percent (5%) of the amount due to cover Landlord's additional administrative costs and cost of funds resulting from Tenant's failure, and (b) interest on the amount due from its due date until paid at the lesser of 12% per annum or the maximum legal rate that Landlord may charge Tenant. Such charges shall be paid to Landlord together with such unpaid amounts. Such late payment charge shall not diminish or impair any other remedies available to Landlord.

                                   ARTICLE IV
                Additional Rent for Taxes and Operating Expenses

     Section 4.02: Additional Rent: Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called "Additional Rent"), including, without limitation, any sums due resulting from the provisions of this Article IV. All such amounts and charges shall be payable to Landlord at the place where the base rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of base rent. The term "Rent" as used in this Lease shall mean the base rent and the Additional Rent.

     Section 4.03: Definitions: (a) As used herein, the term "Taxes" shall mean all general real property taxes and general and special assessments, charges, fees or assessments for all governmental services or purported benefits to the Land or building and improvements hereafter constructed on the Demised Premises (the "'Building"), that are now or hereafter levied or assessed against Landlord by the United States of America, the State of Connecticut, or any political subdivision, public corporation, district or other political or public entity, including legal fees. experts: and other witnesses' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. If any tax fiscal year occurs partially within and without the Term hereof, then, within a reasonable time after the expiration date of this Lease, Landlord and Tenant shall adjust Taxes with respect to any such tax fiscal year no that Tenant shall pay the Taxes which are attributable to/he Term hereof. Nothing herein contained shall require Tenant to pay municipal, state or Federal income taxes assessed against Landlord, municipal, state or Federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, nor corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises. Tenant may, by appropriate proceeding, in the Landlord's name, contest, at its sole expense, the amount or validity of any real estate taxes imposed on said Land and Building and the improvements thereon, but pending the outcome of such proceeding, Tenant shall continue to be liable to Landlord for Additional Rent hereunder. In the event Tenant is successful in its contest of taxes, the Additional Rent shall be recomputed and Landlord shall refund to Tenant any excess paid by Tenant. Landlord shall cooperate with Tenant in any such proceeding and execute all documents necessary for the preceding within ten
(10) days after Tenant delivers them to Landlord.

(b) As used herein, the term "Land Taxes": shall mean all Taxes assessed against the Land, against the Common Areas of the Project, and against the signs, if any on the Land, but the Land Tax shall not include any Taxes assessed against any buildings at the Project.

(c) As used herein, the term "Building Taxes": shall mean all Taxes assessed against the Building or any other improvements constructed on the Demised Premises.

(d) Operating Expenses: (a) "'Operating Expenses": all costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord in connection with the ownership, management, operation, maintenance and repair of the Common Areas and Building during the Term, including, without limitation:

     (i) Charges of independent contractors for expenses otherwise includable in Operating Expenses, including, without limitation, snow and ice removal services, exterior landscaping, pest. extermination services and services for the maintenance and repair of the parking facilities, roadways and light poles;

     (ii) Charges relating to all costs, of electrical, mechanical, sewer, fire detection, life safety mad security systems, telecommunications facilities, tenant directories, emergency generator, sprinkler systems, and other equipment .used in common by, or for the benefit of, the Common Areas, and occupants of the Building;

     (iii) The premiums for fire, extended coverage, machinery, sprinkler, public liability, property damage, earthquake, flood, and all other insurance relative to the Common Areas and the operation and maintenance thereof plus the cost of the deductible payments made by Landlord in connection therewith;

     (iv) All supplies, tools, materials, equipment and maintenance and service contracts in connection therewith; telephone, and other office costs of administration; consulting fees, legal fees and accounting fees and other expenses of maintaining and auditing Project accounting records and preparing Landlord's Statements;

     (v) Replacing, repairing, and/or adding any equipment, device, improvement in order to reduce (or avoid an increase in) operation or maintenance expenses with respect to the Project, or to comply with laws or governmental orders or the requirements of Landlord's insurers, and any repairs or removals necessitated thereby, amortized over their useful life as determined in the reasonable judgment of Landlord's accountant (including interest at the rate of 12% per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such improvements);

     (vi) Salaries, wages, compensation, out-of-pocket expenses, union benefits and labor costs (including the mount of any taxes, social security taxes, unemployment insurance contributions, insurance, retirement, medical, worker" compensation and other employee benefits) of janitors, waitresses, engineers and other employees of Landlord, utilized in connection with the operation and management of the Common Areas;

     (vii) Reasonable fees for management services whether rendered by Landlord (or affiliate) or a third-party property manager;

Operating Expenses shall not include- (a) utility expenses that are separately metered for any individual tenant in the Building; (b) any expense for which Landlord is reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Building by such tenant; (c) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; (d) all costs,, fees and disbursements relating to activities for the solicitation, negotiation and execution of leases for space in the Building (including but not limited to attorneys'" fees therefore); (e) the costs of alterations to, or the decorating or the redecorating of, space in the Building leased to other tenants; (f) except as stated m subparagraph (g) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes "Landlord", including costs of selling, syndicating, financing or mortgaging any of Landlord's interest in the Project;
(g) depreciation, interest and principal payments on mortgages and other debt costs, if may; (h) repairs or other work required due to fire or other casualty to the extent of insurance proceeds received by Landlord; and (i) capital expenses for items that are not included in the definition of "Operating Expenses."

     (e) As used herein, the term "Common Area Operating Expenses" - shall mean all Operating Expenses assessed against the Land, against the Common Areas of the Project, and against the signs, if any on the Land, but the Operating Expenses shall not include any Operating Expenses assessed against any buildings at the Project.

     (f) As used herein, the germ "Building Operating Expenses ": shah mean all Operating Expenses Taxes assessed against may buildings or other improvements constructed on the Demised Premises including the Building.

     Section 4.05: Tenant's Pro-Rata Share: The terms "Tenant's pro rata share," "proportionate share" and/or the like, as used herein, shall mean: (i) with respect to Land Taxes, 38.396% (ii) with respect to Building Taxes, 100% (iii) with respect to Common Area Operating Expenses, 38.396% and (iv) with respect to Building Operating Expenses, 100%.

     Section. 4.06: Books and Records: Landlord shall maintain complete and accurate books and records in accordance with generally recognized and acceptable accounting principals and practices consistently applied showing in reasonable detail all Taxes and Operating Expenses.

     Section 4.07: Statements of Tax Payments and Operating Expenses: Annually, Landlord shall have prepared an audit by an independent certified public accountant, chosen by Landlord, showing, in reasonable detail, all Tax Payments and Operating Expenses for the immediately preceding Lease Year. The statements shall be prepared in accordance with generally accepted auditing principles and certified within ninety (90) days following the end of the immediately preceding Lease Year. Such statements shall be made available for Tenant's inspection during normal working hours or, in the alternative, Landlord may deliver a copy thereof to Tenant. Tenant shall have the right to audit all of said statements at its sole Cost and expense.

     Section 4.08: Timing of Payments of Additional Rent: Commencing January 1, 1999, Tenant stmI1 pay to Landlord monthly, in advance, one-twelfth (1/12) of Tenant's estimated annual expenses for Taxes and Operating Expenses according to Landlord's projections therefor. As soon as practical, after the end of each Lease Year Landlord shall deliver to Tenant the statement referred to in 4.07 above for the previous Lease Year, as well as the projected increase ha said expenses for the next Lease Year. In the event all sums paid by Tenant on account for Operating Expenses and Taxes during the previous Lease Year is less than the actual expenses shown on such statement, Tenant shall pay Landlord the difference within ten (10) days of its receipt of said statement. In the event Tenant's payments exceed the actual amount of the expenses shown on such statement, such excess sum shall be credited against the payments due by Tenant for Operating Expenses and Taxes during the then current Lease Year. If such excess shall occur during the last Lease Year of the term hereof, then Landlord shall promptly reimburse same to Tenant within ten (10) days of Landlord's determination thereof and, Likewise, if Landlord determines that Tenant owes Landlord any sum due to a difference in Tenant's payments for such expenses during the last Lease Year of the term hereof and the actual increase shown on a statement for such period, then Tenant shall pay Landlord such difference within ten (10) days of its receipt of a demand therefore, together with a copy of the statement evidencing Tenant's underpayment of such expenses. Tenant may continue to contest the amount or applicability of an item of Additional Rent by paying the amount under protest. The payment shall not be deemed a waiver of the Tenant's right to contest the amount or applicability of the item of Additional Rent. Thereafter, Tenant shall have the fight to contest the mount or applicability oPound Sterling an item of Additional Rent and, if the parties cannot resolve the issue, Tenant may pursue the contest by legal proceedings (or if appropriate, arbitration proceedings). If a court or arbitrator determines that Tenant is not obligated to pay the amount of Additional Rent claimed, Landlord, in addition to reimbursing Tenant for the over payment shall reimburse the Tenant for the loss of interest and for the cost of the contest- If the Tenant is obligated to pay the mount of Additional Roar claimed, Tenant, in addition to payment of such Additional Rent, shall reimburse Landlord for the loss of interest and for the costs of the contest. Until Tenant receives any such statement and projection as herein provided, Tenant shall continue to pay the monthly Additional Rent hereunder for the prior Lease Year. Within thirty
(30) days of the delivery of such statement and projection of expense increases, Tenant shall pay-Landlord, for each month in the then current Lease Year that commenced prior to Tenant's receipt of such statement and projection, an amount equal to the excesses, if any, of one-twelfth (1/12) of such Additional Rent over the monthly payment theretofore made by Tenant for such months pursuant to the provisions of this Lease. In the event the Landlord actually receives Additional Rent from Tenant in excess of that necessary to pay the Taxes and Operating Expense attributable to the Demised Premises, Landlord shall give Tenant a credit for Tenant's pro rata share of such excess payments against future Additional Rent payments due hereunder.



                                    ARTICLE V
                          Uses of Premises, Signs. Etc

     Section 5:01: The Tenant may use the Premises for any use permitted by laws and regulations relating to or governing the use of the Premises. Tenant shall not use or permit Demised Premises or any building or buildings constituted thereon, or any part thereof to be used or occupied for any unlawful purpose.

                                   ARTICLE VI
            Assignments Mortgages and. Subleases of Tenant's Interest

     Section 6.01.

          (a) Except, as hereafter provided in section 6.01 (b) Tenant shall not assign this lease or Tenant's interest therein without Landlord's prior written consent.

          (b) Notwithstanding the foregoing provisions of Section 6.01 (a), Tenant shall have the right, without Landlord's consent, to assign this lease to:

               (i) Any Affiliate of Tenant. For purposes of this Article VI, the term "Affiliate" shall mean nay one of the following: a limited partnership of which the general partner of Tenant is the general partner, an entity, more than 50% of whose controlling interests are owned by Tenant, or an entity which owns more than 50% of the voting interests of Tenant;

               (ii) A "'Leasehold Mortgagee" (as hereafter defined);

               (iii) In connection with a merger, consolidation or other
                    reorganization of Tenant, including the sale of all or a major portion of its assets, to the entity emerging from such process owning a major portion of such assets.

          (c)  Notwithstanding anything to the contrary contained in subsections
               6.01 (a) and 0b) above, (I) no assignment of this lease or Tenant's interest therein shall relieve or release Tenant from its obligations to Landlord under this lease, and (ii) no assignment of this lease or Tenant's interest therein to anyone other than to a Leasehold Mortgagee (the terms of an assignment to a Leasehold Mortgagee are governed by Article VII below) shall be effective unless the assignee has expressly and in writing unconditionally agreed to assume all of Tenant's obligations Under this lease, and an executed original of such assumption has been received by Landlord.

     Section 6.02. Tenant shall have the unrestricted right to sublet the Demised Premises and lease space in any building(s) or improvements located on the Demised Premises in whole or in part without Landlord's consent so long as
(a) a fully executed copy of each sublease or lease is delivered to Landlord, and (b) such subleases or leases, or any of them, shall not violate any use, exclusive or restricted covenant contained in any other lease or agreement affecting the Project.

     Section 6.03. Tenant, and its successors and assigns, shall have the unrestricted right to mortgage and pledge this lease, subject however; to the limitations that (a) any such mortgage or pledge shall be subject and subordinate to the rights of Landlord hereunder, (b) such mortgage shall be subject to the terms, conditions and limitations set forth in Article VI hereof.

     Section 6.04. Landlord agrees not unreasonably to refuse to execute an agreement, hereinafter referred to as a "non-disturbance agreement" and containing such provision regarding attorment and subordination reasonably acceptable to Landlord, with subtenants of Tenant and who shall first have executed the non-disturbance agreement. The term of any such sublease shall not extend beyond the then current or renewed term of this lease.

                                   ARTICLE VII
                          Rights of Leasehold Mortgages

     Section 7.01 Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the right at any time and from time to time, without Landlord's consent, to mortgage or otherwise encumber Tenant's Leasehold estate and Tenant' s rights under this Lease together with Tenant's interest in any or all improvements appurtenant thereto pursuant to one or more leasehold mortgages or deeds of trust ("Leasehold Mortgages"); provided, however, that (i) no more than one (1) Leasehold Mortgage shall encumber Tenant's leasehold estate at any time, and (ii) the Leasehold Mortgagee is a bank, savings bank, insurance company, real estate investment trust, mortgage investment trust, mortgage banking company, investment banking company, trust company, or other institutional type lender. Any Leasehold Mortgage shall always recognize Landlord's interest in this Lease.

     Section 7.02 Landlord agrees to send copies of all notices given to Tenant simultaneously to each leasehold mortgagee notice of whose name and address has been given to Landlord (a "'Leasehold Mortgagee")

     Section 7.03 Landlord may terminate this Lease or exercise any remedies under this Lease upon a default hereunder only after Landlord shall have given Leasehold Mortgagee (i) copy of any notice of default delivered to Tenant (the "Default Notice") specifying such default, and (ii) the opportunity to cure such default(s), as follows. Leasehold Mortgagee shall be entitled to cure any stated monetary default for a period of thirty (30) days after receipt of such Default Notice. If Leasehold Mortgagee notifies Landlord of its intent to Cure ("Leasehold Mortgagee's Notice") within thirty (30) days of receipt of the Default Notice, Leasehold Mortgagee shall be entitled to cure any stated non-monetary default for a period of thirty (30) days after receipt of such Default Notice; provided, however, that all Rent and due to Landlord is timely paid and if Leasehold Mortgagee requires additional time to complete the curing of any such non-monetary default, then, provided Leasehold Mortgagee has commenced to cure such default within such 30-day period and thereafter prosecutes the same to completion with reasonable diligence, Leasehold Mortgagee shall be entitled to such additional time as is reasonably necessary to cure such default. If Leasehold Mortgagee cures all mated defaults in accordance with the foregoing provisions, then both the notice of default given to Tenant (with a copy to Leasehold Mortgagee) and the Default Notice shah be null and void and of no effect. Landlord agrees to accept performance of Tenant's obligations hereunder by Leasehold Mortgagee with the same force and effect as though observed or performed by Tenant.

     Section 7.04 If Leasehold Mortgagee reasonably determines that, in order to cure any default, possession of, or title to, the leasehold estate is required, or if the default is of such a nature that it is not reasonably susceptible of cure by Leasehold Mortgagee, then Landlord shall not be entitled to terminate this Lease, provided that: (i) Leasehold Mortgagee notifies Landlord within the 30-day cure period afforded Leasehold Mortgagee pursuant to Section 7.03 above that is intends to acquire possession of, or title to, the leasehold estate;
(ii) Leasehold Mortgagee cures may defaults and performs any of Tenant's obligations under this Lease which are reasonably susceptible of being cured or performed by Leasehold Mortgagee prior to having gained possession of, or title to, the leasehold estate; and (iii) Leasehold Mortgagee takes steps promptly to acquire Tenant's interest in this Lease by foreclosure or otherwise and prosecutes the same to completion with reasonable diligence, exempt to the extent enjoined or stayed. Upon completion of the conveyance of Tenant's leasehold interest hereunder by foreclosure or otherwise, this Lease shall continue in full force and effect as a lease between Landlord and Leasehold Mortgagee, its designee or the purchaser of the leasehold estate in any foreclosure proceedings, and Leasehold Mortgagee; its designee or purchaser shall with due diligence cure any remaining default which is reasonably susceptible of being cured. Upon the completion of any such conveyance, Landlord agrees to entered into an agreement with Leasehold Mortgagee to document the tenants of this Lease, which agreement shall be effective for the remainder of the Term of this Lease, and aha/l contain the same terms and provisions as contained in this Lease, including (without limitation) the base rent mad Additional Rent terms provided for in this Lease. Leasehold Mortgagee shall not be required, as a condition to its exercise of any of its rights hereunder, to cure any default not reasonably susceptible of being cured by Leasehold Mortgagee, including but not limited to a default based upon the bankruptcy or insolvency of Tenant. Any such default shall be deemed waived by Landlord upon completion of such foreclosure or other steps in the event that the stated default is cured. If the stated default is cured and Leasehold Mortgagee discontinues such foreclosure or other steps, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease. Notwithstanding the foregoing or anything in this Lease to the contrary, any Leasehold Mortgagee or its designee or purchaser of the leasehold estate at any foreclosure proceeding or other successor to Tenant's interest hereunder shall be bound by the terms set forth in this Lease herein, and the failure by any such successor to Tenant's interest hereunder to comply with all of the requirements of such Lease shall constitute a default under this Lease.

     Section 7.05 Under no circumstances shall Leasehold Mortgagee be liable for the performance of Tenant's obligations hereunder unless and until Leasehold Mortgagee acquires Tenant" s rights and interest by foreclosure or other assignment or transfer in lieu thereof, but if Leasehold Mortgagee gives Leasehold Mortgagee's Notice, Leasehold Mortgagee shall be responsible for all Rent owed to Landlord from the date of Landlord's Default Notice. In the event that Leasehold Mortgagee so acquires Tenant's rights and interest, the liability of Leasehold Mortgagee, its successors and assigns shall be limited to its leasehold interest in this Lease. Neither Leasehold Mortgagee, its successors or assigns, nor any agent, partner, officer, trustee, director, shareholder or principal (disclosed or undisclosed) of Leasehold Mortgagee, its successors or assigns, shall have any personal liability hereunder.

     Section 7.06 All notices from Landlord to Leasehold Mortgagee and from Leasehold Mortgagee to Landlord hereunder shall be in writing and given in the manner specified in Article 23 hereof. The address for notices to Leasehold Mortgagee shall be the address furnished to Landlord pursuant to this Section 7.

     Section 7.07 Leasehold Mortgagee shall not be bound by any modification or amendment to the Lease made after notice to Landlord that Tenant has executed a Leasehold Mortgage and without the prior written consent of Leasehold Mortgagee.

     Section 7.08 The Terms and provisions of this Section 7 shall survive the termination, rejection or disaffirmance of this Lease.

                                  ARTICLE VIII
                      Compliance With Laws Ordinances, Etc.

     Section 8.01: Throughout the term of this Lease, Tenant, at its sole cost and expense, shall comply with all a) present and future laws, ordinances, orders, rules, regulations, requirements and Historic Standards of all federal, state and municipal governments, courts, departments, commissions, boards and officers, applicable to Tenant's use of the Premises and b) the Rules and Regulations reasonably promulgated by Landlord with respect to the Common Areas.

                                   ARTICLE IX
                  Indemnification and Non-Liability of Landlord

     Section 9.01: Tenant covenants and agrees, at Tenants sole cost and expense, to indemnify and save harmless Landlord against and from any and all personal injury and/or personal property claims suffered by any person, firm, corporation or governmental authority on the Demised Premises during the term of this Lease. Landlord Covenants and agrees, at Landlord s sole cost and expense to indemnify and save harmless Tenant against and from may and all personal injury and/or personal property claims suffered by any person, firm, corporation or governmental authority on the Land, other than in the Demised Premises and in the Demised Premises if caused by the Landlord, its agents, servants or employees, during the term of this Lease.

         Section 9.02: Tenant and Landlord mutually covenant and agree to pay and to indemnify each other against, all costs and charges, in eluding reasonable counsel fees, in enforcing any covenant or agreement of Tenant and Landlord contained in this Lease.

     Section 9.03: Tenant agrees to pay all costs and charges, including counsel fees, lawfully and reasonably incurred in obtaining possession of the Demised Premises after default of Tenant or upon expiration or earlier termination of this Lease. Landlord agrees to pay all costs and charges, including reasonable attorney fees, if it is found that early termination by Landlord of this Lease had not been reasonable.

                                    ARTICLE X
                               Discharge of Liens

     Section 10.01: Tenant and Landlord shall not suffer or permit any mechanic's, laborer's or materialman' s liens to stand against the Demised Premises, or arty part thereof, or against the interest of Tenant or Landlord in the Demised Premises by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, Tenant, Landlord or anyone holding the Demised Premises or any part thereof through or under Tenant or Landlord. If any such lien shall at any time be filed against the Demised Premises or any part thereof, or against the interest of Tenant or Landlord therein, Tenant or Landlord, as the ease may be, shall cause the name to be discharged of record within thirty (30).days after the .date of the filing of the same or the date Tenant or Landlord has actual notice of same, (whichever is later) by either deposit or bond. If Tenant or Landlord shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Tenant or Landlord, Tenant or Landlord may, as the case may be, but shaI1 not be obligated to, procure the discharge of the same by bonding. Any amount paid or deposited by Landlord or Tenant for may of the aforesaid purposes, and all costs and other expenses of Landlord or Tenant, including reasonable counsel fees, in defending may such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, shall be payable as Additional Rent or credited against the installment of base rent, as the case may be, on the next succeeding rent payment date.

     Section 10.02: Nothing in this Lease shall be deemed to be, or shall be construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor the furnishing of any materials for may construction, rebuilding, alteration or repair of or to the Demised Premises, or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the fight to file any lien against Landlord's interest in the Demised Premises. Landlord shall have the right to post and keep posted at all reasonable times on the Demised Premises any notices which Landlord shall be required so to post for the protection of Landlord and the Demised Premises from any such lien.

                                   ARTICLE XI
                              Insurance and Damage

     Section 11.01: Tenant shall, at Tenant's sole cost .and expense and naming Landlord and the holder of any mortgage to which this Lease is subject and subordinate (hereinafter referred to as Mortgagee), as their interests may appear, maintain: general liability insurance protecting Tenant and Landlord against claims of any and all persons, firms and corporations for personal injury, death or property damage occurring in, upon, adjacent or connected with the premises or any part thereof, such insurance to afford protection in the amount that Landlord shall determine. Landlord shall carry liability insurance in limits to be determined naming Tenant as an additional insured.

                                   ARTICLE XII
                                  Condemnation

     Section 12.01: Eminent Domain. (a) In the event the whole of the premises shall be acquired or condemned by eminent domain for any public or quasi-public me or purpose, then and in that event, the terms of this Lease shall cease and terminate from the date of title vesting in such Proceeding or the termination of the right to possession, whichever is earlier. In the event may substantial part thereof, or of Landlord's land or building is so required or condemned as to render the premises untenantable, including, but not limited to the parking lot, and in Tenant's sole opinion it cannot adequately use the premises, then the Tenant may terminate this Lease and the term and the estate hereby granted by notifying Landlord in writing of such termination and this Lease shall expire on the date specified in the notice of termination, but not less than 30 days after the giving of such notice and the rent hereunder shall be apportioned as of said date. In the event any part of the premises shall be so taken and this Lease shall not terminate or be terminated under the provisions of this subsection, then the monthly vase rent and additional rent shall be equitably apportioned according to the area so taken.

                                   ARTICLE XII
                               Default Provisions

         Section 13.01: The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default") hereunder: (a) If Tenant shall fail to pay any item of base rent mad/or Additional Rent or any other charge or sum required to be paid by Tenant under this Lease, and such failure shall continue for fifteen (15) days after notice thereof from Landlord to Tenant; (b) if Tenant shall fail to perform or observe any other requirement of this Lease on the part of the Tenant to be performed or observed, and such failure shall continue for thirty (30) days after notice thereof from Landlord or (c) the admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under, any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest et material allegation of a petition filed against Tenant in any such proceeding and the failure, if within forty five (45) days after the commencement of any such proceeding against Tenant seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant's creditors or such guarantor's creditors, to have such proceeding dismissed.

     Section 13.02 Remedies. Upon the occurrence of any Events of Default by Tenant which is not cured by Tenant within the grace periods specified in
Section 13.01 hereof, if any, Landlord shall have the following rights and remedies, in addition to all other rights or remedies available to Landlord in law or equity:

     (a) Landlord may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the Term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the Term hereby demised, and all fights of Tenant under this Lease shall expire and terminate. Upon any termination of this Lease, Tenant shall quit and peaceably surrender the Demised Premises, and all portions thereof, to Landlord. Following any such termination, Landlord may, without further notice, enter the Demised Premises, and any portions thereof, and take possession thereof by summary;proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and Landlord shall have the right to receive all rental and other income of and from the same.

     (b) At Landlord's election, without terminating this Lease, Landlord may, without re-entry, recover possession of the Demised Premises in the manner prescribed by any statute relating to summary process, and any demand for the Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature, to which Tenant may be entitled, are hereby specifically waived. Landlord may relet the Demised Premises for the account of Tenant. No such termination of Tenant's fight to possess the Demised Premises under this Section 13.02(b) shall relieve Tenant of its liabilities and obligations under this Lease (as if such fight .of possession had not been so terminated or expired), and such liabilities and obligations shall survive any such termination of Tenant's possessory interest- In the event of any such termination of this Lease or Tenant's fight of possession, whether or Dot the Demised Premises, or any portion thereof, shall .have been relet, Tenant shall pay the Landlord a sum equal, to the Rent mad any other charges required to be paid by Tenant lap to the time of such termination of such right of possession and thereafter Tenant. until the end of the Term, shall be liable to Landlord for and shall pay to Landlord: (i) the equivalent of the amount of the Rent payable under this Lease, less (ii) the net pros of any reletting effected pursuant to the provisions hereof after deducting all of Landlord's "Reletting Expenses" (as defined in Section 13.2). Tenant shall pay such amounts in accordance with the terms of this Section 13.02) as set forth in a written statement thereof from Landlord to Tenant (hereinafter, the "Deficiency") to Landlord in monthly installments on the days on which the base rent is payable under this Lease, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiently, as the same shall arise. Tenant shall also pay to Landlord upon demand the costs incurred by Landlord in curing Tenant's defaults existing at or prior to the date of such termination and the cost of recovering possession of the Demised Premises. Tenant agrees that Landlord may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Landlord including attorneys' fees and costs incurred in connection with such suits shall be payable by Tenant on demand.

     (c) At any time after an Event of Default and termination of the Lease by Landlord, whether or not Landlord shall have collected any monthly Deficiently as set forth in Section 13.02(b), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for final damages for Tenant's default and in lieu of any subsequent Deficiency (but without limitation of the provisions of subsection (f) hereof):

               all Rent and other minas due and payable by Tenant on the date of termination;

               plus the costs of curing Tenant's defaults existing at or prior to the date of termination;

               plus the cost of recovering possession of the Demised Premises and the Reletting Expenses; plus an amount equal to the difference between the then present worth of the aggregate of the Rent and any other charges to be paid by Tenant hereunder for the then unexpired term of this Lease (assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair market rent of the Demised Premises for the same period (taking into account rentals received by Landlord under a replacement Lease of the Demised Premises) in the computation of present worth, a discount at the then market discount rate as reasonably determined by Landlord shall be employed.

     (d) In connection with any reletting of the Demised Premises following an Event of Default, Landlord shall be entitled to grant such rental and economic concessions and other incentives as may be customary for similar space in eastern Fairfield County.

     (e) Any and M1 property belonging to Tenant or to which Tenant is or may be entitled which may be removed from .the Demised Premises by Landlord pursuant to the authority of this Lease or applicable law, may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control.

     (f) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The fights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed exclusive of any of the others.

     (g) For purposes of this Section 13.02, "Reletting Alterations" shall mean all repairs, made by Landlord in or to the Demised Premises to the extent deemed reasonably necessary by Landlord to prepare the Demised Premises for the releasing following an Event of Default; and "Reletting Expenses" shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Demised Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, management fees, attorneys' fees, the costs of Reletting Alterations, operating expenses and rent and other economic concessions reasonable and customary in Fairfield County at the time, provided to the new tenant.

     Section 13.03 Landlord's Right to Cure Defaults. If the Tenant shall default in the observance or performance of any condition or covenant on Tenant's part to be observed or performed under or by virtue of any of the provisions of this Lease, and such default continues beyond any applicable notice and cure period or Landlord reasonably determines that an emergency exists, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and Costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent hereof and if not so paid with interest from its due date until paid at the lesser of eighteen (18%) percent per annum or the maximum legal rate that Landlord may charge Tenant.

     Section 13.04 No Accord and Satisfaction. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent, or
(ii) pursue any other remedy provided in this Lease.

     Section 13.05 Arbitration. Any dispute arising out of or relating to this Lease (with respect to the issues expressly stated therein) shall be submitted to and determined in binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within 30 days of written demand for "arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association on application by either party. The arbitrator shall have authority to fashion such just, equitable and legal relief as he, in his sole discretion, may determine. The parties agree that the arbitration hearing shall be held within thirty (30) business days following notification to the parties of the appointment of such arbitration, and that the arbitration proceedings shall be concluded within thirty (30) business days following the first scheduled arbitration hearing. Each party shall bear all its own expenses of arbitration and shall bear equally the costs and expenses of the arbitrator. All arbitration proceedings shall be conducted in the City of Stamford, State of Connecticut. Landlord and Tenant further agree that they will faithfully observe this agreement and rules, and that they will abide by and perform any award rewarded by the arbitrator and that a judgment of the court having jurisdiction may be entered upon the award. The duty to arbitrate shall survive the cancellation or termination of this Lease. Landlord and Tenant further agree that in addition to the discovery rights available to them under the Commercial Arbitration Rules they shall have all fights of discovery available to litigants pursuant to the Connecticut Rules of Court then appertaining.

     Section 13.06 Indirect Damages. Notwithstanding any provision of this Lease to the contrary (except Section 2.02), none of the provisions of this Lease shall cause either party to be Liable to the other party, or anyone claiming through or on behalf of such other party, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues.

     Section 13.07 Waiver. TENANT HEREBY REPRESENTS, COVENANTS AND AGREES THAT IT IS ENGAGED PRIMLY IN COMMERCIAL PURSUITS, AND THAT THE LEASE IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF SECTION 52-278a(a) OF THE CONNECTICUT GENERAL STATUTES (REV. 1958), AS AMENDED. TENANT HEREBY WAIVES ALL RIGHTS TO NOTICE, PRIOR JUDICIAL HEARING OR COURT ORDER UNDER SECTION 52-278a ET SEQ. OF CONNECTICUT GENERAL STATUTES (REV. 1958) AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDIES THE LANDLORD MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER.

     Section 13.08 Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of any such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damage referred to above. Without limiting any of the provisions of this Article 13, if pursuant to the Bankruptcy Code, as the same may be mended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 12, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of such security with Landlord in any amount equal to all Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant's property in the Demised Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee, in addition adequate assurance shall mean that any Such assignee of this Lease shall have a net worth indicating said assignee's reasonable ability to pay the Rent, and abide by the terms of this Lease for the remaining portion there, of applying commercially reasonable standards.

                                   ARTICLE XIV
                                 Quite Enjoyment

     Section 14:01: Landlord covenants that Tenant shall and may reasonably and quietly have, hold and enjoy the premises and the easements granted under this Lease for the term of this Lease free from Landlord or those claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest and is not, nor shall it operate or be construed as, a personal covenant of Landlord, its successors and assigns, except to the extent of Landlord's interest in said premises and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon such subsequent owners and. successors in interest to the extent of their respective interest as and when they shall acquire the same, and only so long as they shall retain such interest.

                                   ARTICLE XV
                                  Subordination

     Section 15.01: This Lease is and shall be subject and subordinate to all present and/or future mortgages which may now or hereafter be placed on the entire property and affect such Leases, premises, buildings or land, and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord shall obtain a nondisturbance agreement from any present or future mortgagee. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall promptly execute any certificate that Landlord may request. Neither the termination of the foreclosure of Landlord's leasehold interest in the premises, other buildings or land nor the institution of may suit and/or proceedings by the Landlord or by the holder of any such mortgage, shall by operation of law and/or otherwise result in the cancellation and/or, termination of this Lease and/or the obligations of Tenant hereunder, and Tenant agrees, after receiving written notice to attorn to and recognize the Landlord, and/or the holder of any such Landlord and/or mortgagee shall succeed to Landlord's interest in the premises, provided however, that said successor in interest sham not by bound by:

(a) any payment of base rent, Additional Rent and/or other sums due pursuant to this Lease for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of Tenant's obligations under this Lease.

(b) any amendment and/or modification of this Lease made without consent of the holder of any such mortgage or such successor in interest.

                                   ARTICLE XVI
                       Sale or Assignment by Landlord, Etc

     Section 16.01: The Landlord shall have the right to sell and/or transfer, without consent of the Tenant, all or any part of the entire property or land, or all or any part of the premises, and/or co assign and/or transfer all or any portion of this Lease and thereupon all or any portion of the benefits accruing to the Landlord hereunder, including, but not limited to, all or any portion oPound Sterling any rent which shall accrue to and be payable to the Landlord and provided that and so long as Tenant is in full compliance With all of its obligations pursuant to this entire Lease its possession of the premises shall not be disturbed.

                                  ARTICLE XVII
                                  Force Majeure

     Section- 17.01- The Landlord and Tenant respectively, shall not be in default hereunder if either party is unable to fulfill or is delayed in fulfilling any of its obligations hereunder, including, without limitation on s, any obligations to supply any service hereunder or any obligation to make repairs or replacements hereunder if Landlord, or Tenant as the case may be, is prevented from fulfilling or is delayed in fulfilling such obligations by reason of fire or other casualty, strikes or labor troubles, governmental preemption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by war or other emergency, or any other cause beyond its control. Such inability or delay by Landlord or Tenant in fulfilling any of their respective obligations hereunder shall not affect, impair or excuse the other party hereto from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder on its part to be performed, except that if Tenant is unable to occupy any portion of the premises and vacates same due to Landlord's inability to fulfill any of its obligations hereunder due to a cause beyond its reasonable control as herein provided, then the base rent shall be equitably abated after Tenant has given Landlord notice of such condition and vacated any such space for a period of 5 weekdays from the day following such 5 day period to the day that such space is tenantable.

                                   ARTICLE II
                                    Services

     Section 18.01: Landlord shall furnish, or cause to be furnished to Tenant the following:

     (a) Access to the Land twenty-four (24) hours a day, seven (7) days a week.

     (b) Landlord shall provide removal of ice and snow from the Common Areas.

     (c) Landlord shall repair, replace, maintain and insure the Common Areas of the Land.

     (d) Landlord shall adequately light the Common Areas of the Land.

                                   ARTICLE XIX
                       Invalidity of Particular Provisions

     Section 19.01: If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstance, other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE XX
                Covenants to Bind and Benefit Respective Parties

     Section.20.01: The terms, conditions, covenants, provisions and agreements herein contained shall be binding upon and inure to the benefit of Landlord, and Landlord's successors and assigns, and Tenant, Tenant's successor and assigns.

                                   ARTICLE XXI
                                     Renewal

     Section 21.01: Provided this Lease is in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace period as of the date the Initial Term expires, then Tenant shall have the right to extend this Lease for two (2) successive twenty-five (25) year terms upon the same terms and conditions as those of the Initial Term. Tenant shall notify Landlord of its intention to renew not less than [nine (9) months] prior to the expiration of the Initial Term.

                                  ARTICLE XXII
                                     Deposit

     INTENTIONALLY DELETED

                                  ARTICLE XXIII
                                  Miscellaneous

     Section 23.01. Failure on the part of other party to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be construed as a waiver either party of any of its rights hereunder. No waiver at any of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereunder and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

     Section 23.02. It is agreed that if at any time a dispute shall arise as to any, amount or sum of money to be paid by one party to the other under the provisions hereof, the party against. whom the obligations to pay the money is asserted shall have the right to make payment "under protest" and such payment shah not be regarded as a voluntary payment and there shall survive the fight on the part of said party to institute suit for the recovery of such and if it shall be adjudged that there was no legal obligation the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof it was not legally required to pay under the provisions, of this Lease; if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof under protest and the performance of such work shall in no event be regarded as a voluntary performance and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work, and if it shall be adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof; said party shall be entitled to recover the cost of such work or the cost of So much thereof as said party was not legally required to perform under the provisions of this Lease.

     Section 23.03. Whenever by the terms of this Lease notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing mad shall be sent by registered or certified mail, postage prepaid, or by recognized overnight delivery service: If intended for Landlord, addressed to it at 1300 Post Road East, Westport, Connecticut 06880 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice). If intended for Tenant, addressed to it at: 1300 Post Road East, Westport, Connecticut 06880 (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice). All such notices shah be effective when deposited in the United States mail within the Continental United States or with such recognized overnight delivery service, provided that the same are received in the ordinary course at the address to which the same were sent. Notice from an attorney acting or purporting to act on behalf of a party shall be deemed to be notice from such party provided that such attorney is authorized to act on behalf of such party.

     Section 23.04: This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Connecticut.

     Section 24.02: Brokers. Landlord and Tenant warrant to each other that they have had no dealings with any broker, agent or finder in connection with this Lease. Both parties hereto agree to protect, indemnify and hold harmless the other from and against any final judgment relating to compensation, commissions and charges claimed by any broker, agent or finder not identified above with respect to this Lease or the negotiation thereof that is made by reason of any action or agreement by such party.

     Section 24.03. Attorney' s Fees. If on account of any default by Tenant in Tenant's obligations under the terms of this Lease, it becomes necessary or appropriate for Landlord to employ attorneys to enforce any of Landlord's rights or remedies hereunder, Tenant shall pay as Additional Rent hereunder all reasonable fees of such attorneys incurred in connection with any action to enforce such rights and remedies in which the landlord prevails and all reasonable costs so incurred. If on account of any default by Landlord of Landlord' s obligations under this Lease, it becomes necessary or appropriate for Tenant to employ attorneys to enforce Tenant's rights and remedies hereunder, Landlord shall pay Tenant all reasonable attorney's fees incurred in connection with any action to enforce such rights and remedies in which the Tenant prevails and all reasonable costs so incurred.

     Section 24.04: Site Development. Landlord reserves the right to enter into agreements necessary for shared parking and other shared amenities. Landlord shall use all reasonable efforts to avoid disturbing or impairing Tenant's right to quiet possession by virtue of any site development reserved hereunder.

     Section 24.05: No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease Or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.

     Section 24.06: Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or. terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party, against which the enforcement of the change, waiver, discharge or termination is sought. Any fight to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord's Mortgagee.

     Section 24.07: No Waiver. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision- No waiver of any breach shah affect or alter this Lease but each and every term, covenant and condition of this Lease shall continue ha full force and effect with respect to any other then existing or subsequent breach thereof. No reference to any specific fight or remedy shall preclude the exercise of any other right or remedy permitted hereunder or that may be available at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise arty right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the Continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.

     Section 24.08: Bind and Inure. The terms, provisions, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided herein, their respective heirs, legal representatives, successors and assigns.

     Section 24.09: Landlord's Liability. The term "Landlord" as used herein and throughout the Lease shall mean only the owner or owners at the time in question of Landlord's interest in this Lease: Upon any transfer of such interest, from and after the date of such transfer, Landlord herein named (and in case Of any subsequent transfers the .then transferor) and each of its partners, principals, shareholders, beneficiaries or co-tenants, as the case may be. ("Landlord's Constituent Parties") shall be relieved of all liability for the performance of any obligation on the part of the Landlord contained in this Lease, provided that any monies in the hands of Landlord or the then transferor at the time of such transfer, in which Tenant has an interest, shall be delivered to the transferee.

     The obligations contained in this Lease .to be performed by Landlord shall be binding on Landlord's successors .and assigns, only during their respective periods of ownership, provided, however, that Landlord and each of Landlord's Constituent Parties shall be under no personal liability with respect to any of the provisions, covenants or agreements of this Lease. If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform any of its obligations under this Lease, Tenant shall be limited, for the satisfaction of the money judgment solely to Landlord's interest in the Building and no other property or assets of Landlord or Landlord's Constituent Parties shall be subject to levy, ex0oution or other .enforcement procedure whatsoever for the satisfaction of the money judgment.

     Section 24.10: Interpretation. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

     Section 24.11. Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's control including, without limitation, civil commotion, war, labor disputes or strikes, governmental regulations or controls, inspection delays by governmental authorities, delays in obtaining governmental permits not occasioned by Landlord's delays, mistakes, errors or omissions, inability to obtain may material or services, casualty, acts of God, or the elements. Tenant shall similarly be excused for delay in the performance of obligations hereunder provided: (a) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit arty delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money; (b) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord's .right of self-help as provided in this Lease; and (e) Tenant shall not be entitled to rely upon this Section unless ,it shall advise Landlord in writing, of the existence of any force majeure preventing the performance of an obligation of Tenant promptly after the commencement of the force majeure.

     Seefi0n 24.12: Joint and Several. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent mad perform all other obligations hereunder shall be deemed to be joint and several.

     Section 24.13: Entire Agreement. This Lease, including the Exhibits hereto, which are made part of this Lease, contain the entire agreement of the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Annual Base Rent or Additional Rent under this Lease, result in any liability of Landlord or Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     Section 24.14: Authority. If Tenant signs as a corporation or a partnership, or a limited liability company each person executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized, and existing entity, that Tenant is duly qualified to do businesses Connecticut, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is duly authorized to do so and that no other signatures are necessary. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

     Section 24.15. Memorandum of Lease. This Lease shall not be recorded, but, the parties shall simultaneously with the execution of this Lease, enter into a short form memorandum of lease in the form of Exhibit__ attached hereto (the "'Memorandum of Lease"), which may be recorded by either, party at its expense.

     IN WITNESS WHEREOF, the parties hereto have caused their hands and seals to be set on the date first above written.

Signed, sealed and delivered in the presence of:


                                            WILTON EXECUTIVE CAMPUS ASSOCIATES

                                            By:
                                            Stephen J. Saft
                                            Its General Partner
                                            Hereunto Duly Authorized


                                            WILTON CAMPUS PROPERTIES, LLC

                                            By:
                                            Albert J. Kleban
                                            Its Manager
                                            Hereunto Duly Authorized

STATE OF CONNECTICUT)
                    ) SS-
COUNTY OF FAIRFIELD )

Personally appeared Stephen J. Saft, a General Partner of WILTON EXECUTIVE ASSOCIATES, signer and sealer of the foregoing instrument who acknowledged the same to be his free act and deed as such General Partner, and the free act and deed of said WILTON EXECUTIVE CAMPUS ASSOCIATES, before me.


STATE OF CONNECTICUT)
                    ) SS-
COUNTY OF FAIRFIELD )

     Personally appeared Albert A. Kleban, Manager of WILTON CAMPUS PROPERTIES, LLC, signer and sealer of the foregoing instrument who acknowledged the same to be his free act and deed as such General Partner, and the free act and deed of said WILTON CAMPUS PROPERTIES LLC, before me.

                                    EXHIBIT A

All that certain tract, piece or parcel of land situated, lying and being in the Town of Wilton, County of Fairfield and State of Connecticut, said parcel being made particularly bounded and described as follows:

Beginning at a point on a westerly street line of River Road, said point located an arc distance of 47.48 feet measured southerly along said street line from the intersection of the division line between land of Wilton Shopping Center Limited Partnership and land of Wilton Executive Campus Associates, then running southerly along said westerly street line the following courses:

      An arc length of 45.31 feet along a circular curve to the left having a radius of 560.00 feet.

      South 1(degree)59'36" East, a distance of 278.87 feet.

then turning and running through land of Wilton Executive Campus Associates the following courses:

      North 89(degree)17'31" West, a distance of 125.14 feet, North 1(degree)56'36" West, a distance of 252.32 feet, North 66(degree)53'00" West, a distance of 88.48 feet, North 23(degree)07'00" East, a distance of 10.00 feet, North 66(degree)53'00" West, a distance of 93.00 feet, North 23(degree)07'00" East, a distance of 103.50 feet, South 66(degree)53'00" East, a distance of 268.36 feet to the point or place of beginning, containing 1.3911 Acres, more or less.

                                    EXHIBIT B

ALL THAT CERTAIN piece, parcel or tract of land, together with the buildings and improvements thereon, situated in the Town of Wilton, County of Fairfield and State of Connecticut, shown and designated as "Wilton Executive Campus Associates Parcel "A" 12.1986 Acres" on that certain map entitled "Map Showing Property Survey in Wilton, Connecticut Prepared For Wilton Executive Campus Associates Wilton Shopping Center, Limited Partnership" by Rocco V. D'Andrea, Inc. and dated January 8, 1998, January 27, 1998, October 26, 1998 and November 5, 1998, which map is on file in the Office of the Town Clerk of the Town of Wilton as map numbered 5158.